Exhibit 99.2

OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT

UNITED STATES CAN COMPANY

Offer to Purchase for Cash Any and All Outstanding

$125,000,000 10 7/8% Senior Secured Notes due July 15, 2010 (CUSIP No. 911674AH2)

$171,710,000 12 3/8% Senior Subordinated Notes due October 1, 2010 (CUSIP No. 911674AF6)

and Solicitation of Consents to the Proposed Amendments to the Related Indentures

The Consent Payment Deadline is 5:00 p.m., New York City time, on March 2, 2006 (the “Consent Payment Deadline”) and the Offer to Purchase expires at 11:59 p.m., New York City time, on March 22, 2006 (the “Expiration Time”). If we extend either of these dates and times, we will announce the new dates and times.

United States Can Company, a Delaware corporation (“we,” “us” or the “Company”), hereby offers, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (as it may be supplemented from time to time, the “Statement”), to purchase for cash from you any and all of your 10 7/8% Senior Secured Notes due July 15, 2010 (the “Secured Notes”) and 12 3/8% Senior Subordinated Notes due October 1, 2010 (the “Subordinated Notes” and, together with the Secured Notes, the “Notes”). In connection with the Tender Offer, the Company is hereby soliciting your consent (“Consent”) to amendments (the “Proposed Amendments”) to certain provisions of the Notes and the related Indentures (as described below) under which the Notes were issued.

We refer to our offer to purchase your Notes as the “Tender Offer,” to our solicitation of your Consent as the “Consent Solicitation,” and to both of these transactions as the “Offer to Purchase.” If you tender your Notes at or prior to the Consent Payment Deadline, you will be deemed to have given your Consent to the Proposed Amendments and you may not do one without the other.

We are making the Tender Offer and conducting the Consent Solicitation in connection with the proposed merger (“Merger”) of the Company’s parent, U.S. Can Corporation, a Delaware corporation (“U.S. Can”), with Ball Aerosol and Specialty Container Corporation (“Ball Aerosol”), a Delaware corporation and a wholly-owned subsidiary of Ball Corporation, an Indiana corporation (“Ball Corporation”).

The Offer to Purchase for each series of Notes is conditioned on the applicable Consent Condition (as defined below), the execution of the Supplemental Indentures (as defined below) implementing the Proposed Amendments, the concurrent completion of the Merger, the payment in full of the indebtedness under our Senior Credit Agreement (as defined below) and other terms and conditions set forth in this Statement all prior to or substantially contemporaneously with our acceptance of the Notes. In addition, the Offer to Purchase with respect to the Subordinated Notes is subject to our acceptance of the tendered Secured Notes. The Offer to Purchase with respect to the Secured Notes, however, is not subject to our acceptance of the tendered Subordinated Notes. Pursuant to the agreement and plan of merger, dated February 14, 2006, by and among, Ball Corporation, Ball Aerosol, U.S. Can and certain securityholders of U.S. Can (the “Merger Agreement”), we may not waive any condition to the Offer to Purchase or make any change to the terms and conditions of the Offer to Purchase without the prior consent of Ball Corporation.

It is anticipated that we will accept the Notes which have been tendered shortly prior to or concurrently with the completion of the Merger (the “Acceptance Date”).

Each holder (“Holder”) who validly consents to the Proposed Amendments at or prior to 5:00 p.m., New York City time, on March 2, 2006 (such date and time, the “Consent Payment Deadline”) and who has not withdrawn or revoked such Consent prior to the time the applicable Supplemental Indenture is executed, which is expected to be on the Consent Payment Deadline (the “Supplemental Indenture Effective Date”), will be eligible to receive a portion of the applicable Total Consideration (as defined below) as a Consent Payment (the “Consent Payment”). The Consent Payment is equal to $30 per $1,000 principal amount of the Notes for which Consents have been validly delivered and not validly revoked at or prior to the Consent Payment Deadline. The Total Consideration (as defined below) includes the Consent Payment. Holders who validly tender Notes after the Consent Payment Deadline, but prior to 11:59 p.m., New York City time, on March 22, 2006 (the “Expiration Time”), will be eligible to receive the applicable Total Consideration minus the Consent Payment (such amount, the “Tender Offer Consideration”). The Total Consideration or Tender Offer Consideration, as applicable, will be payable to Holders on the Early Settlement Date or Final Settlement Date, as described below.

The Total Consideration for each $1,000 principal amount of the Secured Notes validly tendered pursuant to this Tender Offer and Consents delivered pursuant to this Consent Solicitation by the Consent Payment Deadline, and not validly withdrawn or revoked at or prior to the Supplemental Indenture Effective Date pursuant to this Offer to Purchase shall be the price (calculated as described in Annex A to this Statement) equal to the sum of (a) the present value on the assumed Early Settlement Date (as defined below) of the amount for which we optionally may redeem the Secured Notes (the “First Call Price”) on the first date as provided by the applicable Indenture and set forth in the table below (the “First Call Date”) per $1,000 principal amount of the Secured Notes plus (b) the present value on the assumed Early Settlement Date of the interest that would be payable on, or accrue from, the last interest payment date until the First Call Date with respect to the Secured Notes, determined on the basis of a yield (the “Tender Offer Yield”) to the First Call Date equal to the sum of (x) the bid-side yield (the “Reference Yield”) on the security set forth in the table below with respect to the Secured Notes (the “Reference Security”) as calculated by the Dealer Manager in accordance with standard market practice, as of 2:00 p.m., New York City time, on March 8, 2006, unless extended (such date, as the same may be extended, the “Price Determination Date”), as displayed on the relevant Bloomberg Page set forth in the table below (the “Relevant Bloomberg Page”) or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, plus (y) the Fixed Spread (expressed in basis points) set forth in the table below (the “Fixed Spread”) (such price being rounded to the nearest cent per $1,000 principal amount of the Secured Notes), minus (c) accrued and unpaid interest on the Secured Notes from the last interest payment date to, but not including, the assumed Early Settlement Date (the “Reference Total Consideration”). We reserve the right to extend the Price Determination Date even if we do not extend the Consent Payment Deadline, in which case, we will, if required by law, also extend the Expiration Time.

(ii)

We also reserve the right to extend the Consent Payment Deadline even if we do not extend the Price Determination Date.

Series of Securities	First Call Date	Outstanding Principal Amount (in millions)	First Call Price	Consent Payment	Reference Security	Relevant Bloomberg Page	Fixed Spread
10 7/8% Senior Secured Notes due July 15, 2010	July 15, 2007	$125.0	105.438%	$30	3.625% U.S. Treasury Notes due June 30, 2007	PX4	+ 50 bp

The total consideration for each $1,000 principal amount of the Subordinated Notes validly tendered pursuant to the Tender Offer and Consents delivered pursuant to this Consent Solicitation by the Consent Payment Deadline, and not validly withdrawn or revoked at or prior to the Supplemental Indenture Effective Date pursuant to this Offer to Purchase shall be $1,067.40 (the “Subordinated Note Total Consideration” and, together with the Reference Total Consideration, the “Total Consideration” or “Total Purchase Price”).

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, Holders who validly tender and do not validly withdraw their Notes in the Tender Offer will also be eligible to receive accrued and unpaid interest with respect to such series of Notes from the last interest payment date to, but not including, the applicable Settlement Date, payable on the Early Settlement Date or the Final Settlement Date, as applicable. Under no circumstances will any interest be payable because of any delay in the transmission of funds to Holders by DTC (as defined below) or the DTC participants.

The Total Consideration to which a Holder tendering at or prior to the Consent Payment Deadline is entitled pursuant to the Tender Offer and the Consent Solicitation, respectively, may, at the option of the Company, be paid on or promptly after the Acceptance Date (the “Early Settlement Date”) and prior to the Final Settlement Date. We would expect the Early Settlement Date to occur contemporaneously with or promptly after the Merger and satisfaction or waiver of the other conditions to the Offer to Purchase. Notice of the Early Settlement Date or any extension thereof will be given by press release to the Dow Jones News Service or comparable news service. The “Final Settlement Date” is the settlement date with respect to any Notes that are validly tendered after the Consent Payment Deadline and at or prior to the Expiration Time, and the Tender Offer Consideration to which a Holder tendering during such time is entitled pursuant to the Tender Offer is expected to be paid promptly after the Expiration Time.

Promptly after March 2, 2006 (or any subsequent Consent Payment Deadline), but in any event before 9:00 a.m., New York City time on the following business day, we will publicly announce any extension of the Consent Payment Deadline or the receipt of the requisite number of consents to the Proposed Amendments by press release to the Dow Jones News Service or comparable news service.

The Secured Notes are governed by an Indenture, dated as of July 15, 2003, as amended (the “2003 Indenture”), among the Company, U.S. Can, as parent guarantor, and Wells Fargo Bank Minnesota, National Association, as trustee (the “Secured Notes Trustee”). The

(iii)

Subordinated Notes are governed by an Indenture, dated as of October 4, 2000 (the “2000 Indenture” and, together with the 2003 Indenture, the “Indentures”), among the Company, U.S. Can as parent guarantor and Wells Fargo Bank Minnesota, National Association, as successor trustee to Bank One Trust Company, N.A., (the “Subordinated Notes Trustee” and, together with the Secured Notes Trustee, the “Trustee”). In the Consent Solicitation, we are soliciting Consents to the adoption of certain amendments to the Indentures that would remove substantially all of the restrictive covenants contained in the Indentures and the Notes, permit the release of the collateral which secures the obligations of the Company, of U.S. Can and of the subsidiary guarantors of the Company (collectively with U.S. Can, the “Guarantors”) under the 2003 Indenture and the Secured Notes, amend certain provisions of the Notes, and modify certain other provisions of the Indentures related to the foregoing (the “Proposed Amendments”). For a further description of the Proposed Amendments, see “Proposed Amendments.”

Holders of at least a majority of the aggregate principal amount of the Secured Notes outstanding must consent to the Proposed Amendments to the 2003 Indenture. Holders of at least a majority of the aggregate principal amount of the Subordinated Notes outstanding must consent to the Proposed Amendments to the 2000 Indenture. In addition, the Holders of at least 75% of the aggregate principal amount of each series of Notes outstanding must consent to the Proposed Amendments which affect the “change of control” provisions of the Indentures. As described below, consummation of our Offer to Purchase is subject, among other things, to the receipt of Consents from at least a majority in principal amount of the Notes outstanding, but is not conditioned on receipt of the consent needed to amend the “change of control” covenant.

We intend to execute supplemental indentures containing the Proposed Amendments (the “Supplemental Indentures”) at or promptly following the receipt of the requisite consents for each of the outstanding Secured Notes and the outstanding Subordinated Notes. The Supplemental Indentures reflecting the Proposed Amendments will become effective upon execution thereof, which is expected to be on the Consent Payment Deadline unless the requisite consents have been obtained prior to such date and will provide that (a) the Proposed Amendments other than the Proposed Amendment relating to Section 4.08 of the Indentures will become operative on the Acceptance Date and (b) the Proposed Amendment relating to Section 4.08 of the Indentures will become operative on the Acceptance Date if the Consents of Holders of at least 75% of the aggregate principal amount of the Secured Notes and the Subordinated Notes have been obtained by the Company by such date. If the Offer to Purchase is terminated or withdrawn or the Notes are not paid for any reason, the Proposed Amendments will not become operative. See “Proposed Amendments.”

Holders who tender Notes in the Tender Offer must consent to the Proposed Amendments. Holders who validly tender their Notes on or prior to the Consent Payment Deadline pursuant to the Tender Offer will be deemed to have delivered their Consents by such tender. Holders may not deliver Consents without tendering Notes in the Tender Offer, and may not revoke Consents without withdrawing the previously tendered Notes to which such Consents relate. Holders who validly tender their Notes and thereby deliver their Consents subsequent to the Consent Payment Deadline will be eligible to receive the Tender Offer Consideration applicable to such series of Notes but will not receive the Consent Payment.

(iv)

We are not soliciting and will not accept Consents to the Proposed Amendments from Holders who do not tender their Notes pursuant to the Tender Offer.

Notwithstanding any other provision of the Offer to Purchase, (i) our obligation to accept for purchase, and pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is conditioned upon the following having occurred or having been waived by the Company prior to or substantially contemporaneously with the acceptance of the Notes: (a) receipt by the Depositary of valid and unrevoked Consents to the Proposed Amendments (other than the Proposed Amendment to Section 4.08 of the Indentures) from Holders of a majority of the aggregate principal amount of each of the outstanding Secured Notes and the outstanding Subordinated Notes (with respect to each series of Notes, the “Consent Condition”), (b) the execution of the Supplemental Indentures by the Trustee, (c) the concurrent completion of the Merger, (d) the payment in full of the indebtedness under our Senior Credit Agreement (as defined below), (e) the satisfaction of certain general conditions set forth in this Statement and (f) with respect to the Subordinated Notes, our acceptance of the tendered Secured Notes, and (ii) our obligation to make the Consent Payments is condition upon our acceptance of the Notes for purchase pursuant to the Tender Offer. We reserve the right to waive any and all conditions of the Offer to Purchase on or prior to the Consent Payment Deadline or the Expiration Time, as the case may be.

We expressly reserve the right, subject to applicable law, to (i) terminate the Tender Offer and the Consent Solicitation and not accept for payment any Notes not theretofore accepted for payment, (ii) waive any and all of the conditions of the Tender Offer and the Consent Solicitation, on or prior to the Expiration Time, (iii) extend the Expiration Time, the Consent Payment Deadline, the Early Settlement Date, the Final Settlement Date or the Price Determination Date, and (iv) amend the terms of the Tender Offer or the Consent Solicitation. The foregoing rights are in addition to our right to delay acceptance for payment of Notes under the Tender Offer or the payment for Notes accepted for payment in order to comply in whole or in part with any applicable law, subject to Rule 14(e)-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Tender Offer.

If you do not tender your Notes, they will remain outstanding. If the Proposed Amendments become operative, your Notes will lose the benefit of the restrictive covenants and other provisions in the Notes and the applicable Indenture and the Security Documents (as defined below) removed by the Proposed Amendments. In addition, if our Offer to Purchase is consummated, the trading market for your Notes is likely to be significantly more limited.

The Dealer Manager for the Tender Offer and Solicitation Agent for the Consent Solicitation is:

LEHMAN BROTHERS

February 16, 2006

(v)

THE OFFER TO PURCHASE IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF NOTES FOR PURCHASE BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER TO PURCHASE WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

IMPORTANT

Any Holder desiring to tender Notes should either (i) complete and sign a Consent and Letter of Transmittal (or a facsimile thereof) in accordance with the instructions set forth therein and mail or deliver such manually signed Consent and Letter of Transmittal (or such manually signed facsimile), together with the certificates evidencing the Notes (or confirmation of the transfer of such Notes into the account of the Depositary (as defined herein) with DTC pursuant to the procedures for book-entry transfer set forth herein) and any other required documents, to the Depositary, or (ii) request such Holder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. Holders whose Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee must contact such broker, dealer, commercial bank, trust company, or other nominee if they desire to tender their Notes so registered.

If you are tendering by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”), you may execute your tender and deliver your Consent through DTC’s Automated Tender Offer Program (“ATOP”) by transmitting your acceptance to DTC in accordance with DTC’s ATOP procedures. DTC will then verify the acceptance, execute a book-entry delivery to the Depositary’s account at DTC and send an “agent’s message” to the Depositary. Delivery of the agent’s message by DTC will satisfy the terms of the Tender Offer and Consent Solicitation in lieu of execution and delivery of a Consent and Letter of Transmittal by the participant identified in the agent’s message. An “agent’s message” is a message transmitted by DTC to and received by the Depositary, which forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the tendering participant to the effect that such participant has received and agrees to be bound by the Consent and Letter of Transmittal and that the Company may enforce the Consent and Letter of Transmittal against such participant. Accordingly, if you tender through ATOP you do not need to complete the Consent and Letter of Transmittal.

Questions and requests for assistance with, or additional copies of, this Statement or the Consent and Letter of Transmittal may be directed to D.F. King & Co., Inc., the information agent for the Offer to Purchase (the “Information Agent”), or to Lehman Brothers Inc., the dealer manager for the Offer to Purchase (the “Dealer Manager”), at their respective addresses and telephone numbers set forth on the back cover of this Statement.

NONE OF THE COMPANY, U.S. CAN, BALL AEROSOL, BALL CORPORATION, THE INFORMATION AGENT OR THE DEALER MANAGER MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES OR PROVIDE CONSENTS TO THE PROPOSED AMENDMENTS IN RESPONSE TO THE OFFER TO PURCHASE.

(vi)

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS STATEMENT AND RELATED CONSENT AND LETTER OF TRANSMITTAL OR ANY OTHER OFFER DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(vii)

AVAILABLE INFORMATION

U.S. Can files annual, quarterly and other reports and information with the Commission. You may read and copy any reports and information that U.S. Can files with the Commission at the Commission’s Public Reference Room at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the Commission at that address. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and such website is located at http://www.sec.gov.

INCORPORATION BY REFERENCE

The Commission allows the Company to “incorporate by reference” information into this Statement. This means that the Company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This Statement incorporates by reference the documents listed in the following paragraph that U.S. Can has previously filed with the Commission. The documents contain important information about U.S. Can and its financial conditions.

There is incorporated herein by reference the following documents filed by U.S. Can with the Commission:

•	U.S. Can’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004 (SEC File No. 001-13678);

•	U.S. Can’s Quarterly Reports on Form 10-Q, as amended, for the fiscal quarters ended April 3, 2005 and July 3, 2005;

•	U.S. Can’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2005;

•	U.S. Can’s Current Reports on Form 8-K dated October 19, 2005 and November 7, 2005, and February 15, 2006.

All documents subsequently filed by U.S. Can with the Commission on or prior to the Expiration Time shall be deemed to be incorporated by reference into this Statement and to be a part hereof.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Statement.

(viii)

You can obtain any of the documents incorporated by reference in this document through us, or from the Commission’s website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Statement. You can obtain documents incorporated by reference in this Statement by requesting them in writing or by telephone from us at the following address and telephone number:

Michael M. Rajkovic

Chief Financial Officer

United States Can Company

700 East Butterfield Road, Suite 250

Lombard, Illinois 60148

Telephone: 630-678-8130

Please be sure to include your complete name and address in your request. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

We have not authorized anyone to give any information or make any representation about the Offer to Purchase, the Merger, the Company or U.S. Can that is different from, or in addition to, that contained in this Statement, the other Offer Documents or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities covered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INCLUSION OF FORWARD-LOOKING STATEMENTS

Certain statements in this Statement and in the documents incorporated by reference to this Statement constitute “forward-looking statements” within the meaning of the federal securities laws. Such statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different than any future results, performance or achievements expressed or implied in this Statement. By way of example and not limitation and in no particular order, known risks and uncertainties include general economic and business conditions; our substantial debt and ability to generate sufficient cash flows to service our debt; our compliance with the financial covenants contained in our various debt agreements; changes in market conditions or product demand; the level of cost reduction achieved through restructuring and capital expenditure programs; changes in raw material costs and availability; downward selling price movements; currency and interest rate fluctuations; increases in our leverage; our ability to effectively integrate acquisitions; changes in our business strategy or development plans; the timing and cost of plant closures; the success of new technology; and increases in the cost of compliance with laws and regulations, including environmental laws and regulations. In light of these and other risks and uncertainties, the inclusion or the incorporation by reference of a forward-looking statement in this Statement

(ix)

should not be regarded as a representation by us that any results, performance or achievements will be attained. We undertake no obligation to publicly update or revise any forward-looking statements contained herein or incorporated by reference, whether as a result of new information, future events or otherwise, except as required by law.

(x)

ANNEX A	FORMULAS FOR CALCULATION OF TENDER OFFER CONSIDERATION AND TOTAL CONSIDERATION FOR THE 10 7/8% SENIOR SECURED NOTES DUE JULY 15, 2010	A-1

ANNEX B	HYPOTHETICAL ILLUSTRATION OF THE CALCULATION OF TENDER OFFER CONSIDERATION AND TOTAL CONSIDERATION FOR A 10 7/8% SENIOR SECURED NOTE DUE JULY 15, 2010	B-1

ANNEX C	SUPPLEMENTAL INDENTURES	C-1

(xi)

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Statement. Capitalized terms have the meanings assigned to them elsewhere in this Statement.

The Company	United States Can Company, a wholly-owned subsidiary of U.S. Can Corporation.

The Notes	The Tender Offer and Consent Solicitation are being made with respect to any and all of the outstanding principal amount of United States Can Company’s (a) 10 7/8 % Senior Secured Notes due July 15, 2010 and (b) 12 3/8% Senior Subordinated Notes due October 1, 2010.

The Merger	On February 14, 2006, Ball Corporation, Ball Aerosol, U.S. Can and certain securityholders of U.S. Can entered into the Merger Agreement pursuant to which Ball Aerosol will be merged with and into U.S. Can. Following the successful completion of the Merger, U.S. Can will survive the Merger as a wholly-owned subsidiary of Ball Corporation (and its legal name will be Ball Aerosol and Specialty Container Corporation).

Purpose of the Offer to Purchase	The Tender Offer is being made and the Consent Solicitation is being conducted in connection with the Merger and other transactions contemplated by the Merger Agreement. It is a condition to the Offer to Purchase and the payment of the Total Consideration or Tender Offer Consideration, as applicable, that among other things, the Merger has been or is concurrently completed.

The Tender Offer	Upon the terms and subject to the conditions described herein, the Company is offering to purchase for cash any and all of the outstanding Notes at the price per Note to be determined as set forth below. See “The Tender Offer and Consent Solicitation—Total Consideration.”

The Consent Solicitation	Upon the terms and subject to the conditions described herein, the Company is soliciting the Consents of Holders of Notes to the Proposed Amendments. Each Holder of Notes who consents to the Proposed Amendments by tendering Notes on or prior to the Consent Payment Deadline shall be entitled, subject to the consummation of the Tender Offer, to the Consent Payment described below. See “The Tender Offer and Consent Solicitation.” Holders may not deliver Consents with respect to Notes without tendering their Notes in the Tender Offer.

Consent Payment	The Consent Payment is equal to $30 per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) on or prior to the Consent Payment Deadline.

Consent Payment Deadline	The Consent Payment Deadline will be 5:00 p.m., New York City time, on March 2, 2006, unless extended. It is expected that the date on which the Supplemental Indentures will become effective will be the Consent Payment Deadline, unless the requisite consents have been obtained prior to such date.

Price Determination Date	The Company expects that the Price Determination Date will be 2:00 p.m., New York City time, on March 8, 2006, unless extended.

Total Consideration for the Tender Offer and Consent Solicitation

For each $1,000 principal amount of the Secured Notes, the sum of (a) the present value on the assumed Early Settlement Date of $1,000 principal amount of the Secured Notes (calculated as the amount payable on the applicable First Call Date) plus (b) the present value on the assumed Early Settlement Date of the interest with respect to such series of Notes that would be payable on, or accrue from, the last interest payment date until the First Call Date, determined on the basis of the Tender Offer Yield to the First Call Date equal to the sum of (x) the Reference Yield plus (y) the Fixed Spread, minus (c) accrued and unpaid interest with respect to such series of Notes from the last interest payment date to, but not including, the Early Settlement Date. The Reference Yield will be calculated by the Dealer Manager in accordance with standard market practice, as of 2:00 p.m., New York City time, on the Price Determination Date using an assumed Early Settlement Date which may differ from the actual Early Settlement Date. The Company expects to publicly announce the pricing information referred to above by press release by 9:00 a.m., New York City time, on the business day following the Price Determination Date.

For each $1,000 principal amount of the Subordinated notes, an amount equal to $1,067.40.

The applicable Total Consideration includes the Consent Payment.

Tender Offer Consideration	The applicable Total Consideration less the Consent Payment. Holders who tender Notes subsequent to the Consent Payment Deadline, but at or prior to the Expiration Time, will be eligible to receive only the applicable Tender Offer Consideration.

Accrued Interest	Holders who validly tender and do not validly withdraw their Notes in the Tender Offer will also be paid accrued and unpaid interest with respect to such series of Notes from the last payment date to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable.

Requisite Consents	Holders of at least a majority of the aggregate principal amount of the Secured Notes outstanding must consent to all of the Proposed Amendments to the 2003 Indenture. Holders of at least a majority of the aggregate principal amount of the Subordinated Notes outstanding must consent to all of the Proposed Amendments to the 2000 Indenture. In addition, the Holders of at least 75% of the aggregate principal amount of each series of Notes outstanding must consent to the Proposed Amendments which affect the “change of control” provisions of the Indentures. Consummation of the Offer to Purchase is subject, among other things, to the receipt of Consents to the Proposed Amendments (other than those which affect the “change of control” provisions of the Indentures) from at least a majority of the aggregate principal amount of the Notes outstanding, but is not conditioned on receipt of the consent needed to amend the “change of control” covenant.

Expiration Time	The Offer to Purchase with respect to the Notes will expire at 11:59 p.m., New York City time, on March 22, 2006, unless extended.

Acceptance Date	The Acceptance Date is anticipated to be shortly prior to, or concurrently with, the completion of the Merger.

Early Settlement Date	The Early Settlement Date may occur on or promptly after the Acceptance Date, but before the Final Settlement Date. It is anticipated that the Early Settlement Date will be the same date as the Acceptance Date.

Final Settlement Date	The Final Settlement Date will be on or promptly after the Expiration Time as the same may be extended.

Conditions to the Offer to Purchase	The Offer to Purchase is conditioned upon: (a) satisfaction of the Consent Condition, (b) the execution of the Supplemental Indentures by the Trustee, (c) the concurrent completion of the Merger, (d) the payment in full of the indebtedness under our Senior Credit Agreement and (e) the satisfaction of certain general conditions set forth in this Offer to Purchase. In addition, the Offer to Purchase with respect to the Subordinated Notes is conditioned upon the Company’s acceptance of the tendered Secured Notes. The Offer to Purchase with respect to the Secured Notes is not conditioned upon the Company’s acceptance of the tendered Subordinated Notes. Pursuant to the Merger Agreement, the Company may not waive any condition to the Offer to Purchase or make any change to the terms and conditions of the Offer to Purchase without the prior consent of Ball Corporation. See “The Tender Offer and Consent Solicitation —Conditions to the Offer to Purchase.”

Source of Funds	We intend to fund the consummation of the Offer to Purchase with funds that Ball Corporation will advance to the Company after the effective time of the Merger and prior to the time of payment on the Early Settlement Date or Final Settlement Date, as applicable. We understand that Ball Corporation expects to obtain these funds from cash on hand as well as from senior secured credit facility borrowings or senior notes offerings that Ball Corporation plans to consummate in connection with the closing of the Merger.

Procedures for Tendering Notes and Delivering Consents	See “The Tender Offer and Consent Solicitation—Procedures for Tendering Notes and Delivering Consents.” For further information, please call the Dealer Manager or Information Agent at the telephone numbers set forth on the back cover of this Statement or consult your broker, dealer, commercial bank, trust company or other nominee for assistance. A beneficial owner whose Notes are in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company, or other nominee if such beneficial owner desires to tender Notes through DTC’s ATOP procedures.

Proposed Amendments	The Proposed Amendments would eliminate substantially all of the restrictive and reporting covenants, certain events of default and certain other provisions contained in the Indentures. The Consent Solicitation would also seek Consents to certain amendments to the 2003 Indenture necessary to release all of the collateral securing the Secured Notes. The Proposed Amendments will be contained in the Supplemental Indentures. The Supplemental Indentures will become effective upon execution thereof, which is expected to be on the Consent Payment Deadline unless the requisite consents have been obtained prior to such date. See “Proposed Amendments—Purposes and Effects” for additional information.

Withdrawal Rights	Tenders of Notes may be withdrawn and Consents may be revoked at any time prior to the Supplemental Indenture Effective Date. A valid withdrawal of tendered Notes at or prior to the Consent Payment Deadline will constitute the concurrent valid revocation of such Holder’s related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes.

Acceptance for Payment and Payment for Notes	Upon the terms and subject to the conditions of this Offer to Purchase, the Company will accept for payment all Notes that Holders validly tender and do not validly withdraw pursuant to the Offer to Purchase. See “The Tender Offer and Consent Solicitation.”

Certain Tax Considerations	See “Certain Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax consequences of the Offer to Purchase.

Certain Considerations	See “Certain Considerations” for a discussion of certain factors that you should consider in evaluating the Offer to Purchase.

The Dealer Manager and Solicitation Agent	Lehman Brothers Inc. has been retained as the Dealer Manager and Solicitation Agent in connection with this Offer to Purchase. In such capacity, the Dealer Manager may contact Holders regarding the Tender Offer and Consent Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Offer to Purchase and related materials to beneficial owners of Notes.

The Information Agent	D.F. King & Co., Inc.

The Depositary	D.F. King & Co., Inc.

THE COMPANY

General

United States Can Company, a wholly-owned subsidiary of U.S. Can Corporation, is a leading manufacturer by volume of steel containers for personal care, household, automotive, paint, industrial and specialty products in the United States and Europe, as well as food cans in Europe and plastic containers in the United States. The references in this section to market positions or market share are based on information derived from annual reports, trade publications and management estimates that we believe to be reliable. References in this section to “U.S. Can” mean U.S. Can Corporation and its subsidiaries on a consolidated basis.

U.S. Can’s address, telephone number and website are:

U.S. Can Corporation

700 East Butterfield Road, Suite 250

Lombard, Illinois 60148

Telephone: (630) 678-8130

Website: www.uscanco.com

U.S. Can conducts its principal business operations in the general and food packaging sectors of the metal container industry. U.S. Can’s 2004 sales were generated by four major segments:

•	aerosol products;

•	international operations;

•	paint, plastic and general line products; and

•	custom and specialty products.

Aerosol Products

U.S. Can is the largest producer of steel aerosol cans in the United States by sales volume, accounting for approximately 54% of all steel aerosol containers produced in 2004. Aerosol containers represent U.S. Can’s largest segment, accounting for approximately 44.0% of U.S. Can’s total net sales for the year ended December 31, 2004. U.S. Can has a leading position in many of the major aerosol consumer product lines, including household, automotive, food and spray paint cans. U.S. Can offers a wide range of steel aerosol containers that enhance customers’ product offerings, including stylized necked-in cans and barrier-pack cans used for products that cannot be mixed with a propellant, such as shaving gel. Most of the aerosol cans U.S. Can produces employ a lithography process that consists of printing customer’s designs and logos on the can.

International Operations

International Operations represents U.S. Can’s second largest business segment, accounting for approximately 35.3% of U.S. Can’s total net sales in 2004. U.S. Can’s international operations primarily produces steel aerosol cans for the European market. Based on management estimates, U.S. Can manufactured approximately 29% of the steel aerosol cans produced in Europe in 2004. U.S. Can also supplies steel aerosol cans to customers in Latin America through Formametal S.A., a wholly-owned Argentinean subsidiary. In addition, U.S. Can participates in the metal food packaging market through a wholly-owned subsidiary, May Verpackungen GmbH & Co., KG (“May”), a leading European food can producer with more than 30% of the German food can market, by sales volume (based on management estimates).

Paint, Plastic and General Line Products

The paint, plastic and general line products accounted for approximately 15.9% of U.S. Can’s total net sales for the year ended December 31, 2004. This segment includes steel paint and coating containers, oblong cans for products such as turpentine and charcoal lighter, plastic pails and drums for industrial products, such as spackle and dry wall compounds, and consumer products, such as swimming pool chemicals and paint. Management estimates that U.S. Can is second in market share in the United States, on a unit volume basis, in steel round and general line containers.

Custom and Specialty Products

U.S. Can has a presence in the custom and specialty products market, offering a wide range of decorative, hermetic and specialty steel products. U.S. Can’s primary products include functional and decorative containers, tins and collectible items that are typically produced in smaller quantities than other U.S. Can products. Examples of products packaged in U.S. Can containers include holiday tins sold by mass merchandisers, infant formula packaging and tins holding military products. Custom and specialty products accounted for approximately 4.8% of U.S. Can’s total net sales for the year ended December 31, 2004.

Additional information regarding U.S. Can, its affiliates and its operations is included in the reports and other information filed by U.S. Can with the Commission and incorporated by reference in this Statement. See “Available Information” and “Incorporation by Reference.”

CERTAIN INFORMATION CONCERNING BALL CORPORATION

Ball Corporation is a manufacturer of metal and plastic packaging, primarily for beverages and foods, and a supplier of aerospace and other technologies and services to government and commercial customers. Ball Corporation was organized in 1880 and incorporated in Indiana in 1922. Its principal executive offices are located at 10 Longs Peak Drive, Broomfield, Colorado 80021-2510.

None of Ball Corporation’s public information is incorporated by reference herein and we do not make any representations with respect to the accuracy or completeness of the information contained in any filings by Ball Corporation with the Commission. Any information concerning Ball Corporation contained in this Statement has been taken from or based upon the Merger Agreement and related documents and publicly available documents and records on file with the Commission and is qualified in its entirety by reference thereto. None of the Company, U.S. Can, the Information Agent or the Dealer Manager take any responsibility for the accuracy or completeness of the information contained in such documents and records or any omission therefrom. Subject to the foregoing cautionary statements, you are encouraged to review Ball Corporation’s public filings and any information relating to Ball Corporation included herein and to consider, in any event, the potential impact of the Merger and the other transactions contemplated by the Merger Agreement, whether or not consummated.

PURPOSE AND FINANCING OF THE OFFER TO PURCHASE

Purpose

On February 14, 2006, Ball Corporation, Ball Aerosol, U.S. Can and certain securityholders of U.S. Can entered into the Merger Agreement. In the Merger, Ball Aerosol will merge with and into U.S. Can, with U.S. Can being the surviving corporation. In connection with the Merger, U.S. Can will spin-off its foreign subsidiaries, other than Formametal, S.A., to certain current securityholders of U.S. Can (the “Spin-off”).

The Tender Offer is being made and the Consent Solicitation is being conducted in connection with the Merger and the other transactions contemplated by the Merger Agreement. The Merger is subject to certain closing conditions contained in the Merger Agreement, including the satisfaction of all of the conditions to this Offer to Purchase (other than that the Merger has been completed), the completion of the Spin-off, Ball Corporation obtaining financing (as described below) and other customary closing conditions. We anticipate that we will extend the Early Settlement Date or the Expiration Time for the Offer to Purchase until the conditions to the closing of the Merger have been satisfied or waived or until the Merger is abandoned.

Additional information about the Merger and the Merger Agreement is contained in U.S. Can’s Current Report on Form 8-K dated February 15, 2006.

Financing

The total amount of funds required by the Company to pay the Total Consideration (assuming that the applicable Tender Offer Consideration equals the hypothetical consideration calculated in Annex B, that all Consents in the Solicitation are given prior to the Consent Payment Deadline, that 100% of the outstanding principal amount of the Secured Notes and the Subordinated Notes are tendered for payment and that the Early Settlement Date is March 15, 2006), accrued and unpaid interest, the cost of any applicable prepayment premium, the payment of the term loan indebtedness under our Senior Credit Agreement and related fees and expenses is estimated to be approximately $582 million. In addition, the Company is required to pay off all amounts outstanding under its revolving credit facility. We expect to obtain these funds from Ball Corporation which Ball Corporation will advance to the Company after the Effective Time of the Merger and prior to the time of payment on the Early Settlement Date or Final Settlement Date, as applicable. We understand that Ball Corporation expects to obtain these funds from cash on hand as well as from borrowings under the new Tranche D Term Loan Facility (as defined below) or an issuance of new senior notes.

Ball Corporation has received commitments, subject to certain customary conditions, from Deutsche Bank AG New York Branch (“DBAG”) and JPMorgan Chase Bank, NA (“JPMC”) to provide Ball Corporation with senior secured debt financing to reduce existing indebtedness of U.S. Can and its subsidiaries in connection with the Merger and pay related fees and expenses in connection therewith. It is contemplated that the senior secured financing would be in the form of a secured term loan facility (the “Tranche D Term Loan Facility”) in an aggregate principal amount of up to $500 million pursuant to an amendment to Ball Corporation’s existing credit agreement. In the event that Ball Corporation is unable to obtain funds through the Tranche D Term Loan Facility or the issuance of new senior notes, it has agreed to use commercially reasonably means to obtain alternate financing.

It is expected that, following the Merger, U.S. Can (or its successor) will be required to provide a secured guaranty and the Company will be required to provide an unsecured guarantee under Ball Corporation’s existing credit agreement, which will include the Tranche D Term Loan Facility and the outstanding 6 7/8% Senior Notes Due 2012 of Ball Corporation.

CERTAIN CONSIDERATIONS

The following considerations, in addition to the other information set forth herein, should be considered carefully by Holders and beneficial owners of Notes.

Potential Adverse Effects to the Offer to Purchase on the Market for Notes Not Tendered

The Notes are not listed on any national or regional securities exchange. To our knowledge, the Notes are traded infrequently in transactions arranged through brokers, and reliable market quotations for the Notes are not available. To the extent that Notes are tendered and accepted for payment in the Offer to Purchase, the trading market for each series of Notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of each series of Notes. The extent of the public market therefore and the availability of price quotations would depend upon a number of factors, including the number of Holders of each series of Notes remaining outstanding at such time and the interest in maintaining a market in such Notes on the part of securities firms. As a result, there can be no assurance that any trading market for the Notes will exist after consummation of the Offer to Purchase. An issue of securities with a smaller outstanding market value available for trading (the “float”) may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for each series of Notes that are not purchased in the Offer to Purchase may be affected adversely to the extent that the amount of Notes purchased pursuant to the Offer to Purchase reduces the float. The reduced float also may tend to make the trading price of each series of Notes that are not so purchased more volatile. See “Other Purchases of Notes” for information regarding our intention to repurchase in open market purchases or otherwise any Notes that remain outstanding following consummation of the Offer to Purchase.

Effect of the Proposed Amendments on Holders Who Do Not Tender

If the Offer to Purchase is consummated and the Proposed Amendments become operative, Notes that are not purchased pursuant to the Offer to Purchase for any reason will remain outstanding and will no longer be entitled to the benefits of certain restrictive covenants and certain events of default contained in the Indentures that will have been eliminated or modified by the Proposed Amendments. The elimination and modification of the restrictive covenants and events of default would permit us and our subsidiaries to take actions that could increase the credit risks with respect to the Company faced by the Holders of any remaining Notes or that could otherwise be adverse to the interest of such Holders. See “Proposed Amendments—Purposes and Effects.”

Claims of Other Creditors of Ball Corporation on the Company’s Assets

Upon the consummation of the Merger and the Offer to Purchase, any outstanding Notes will remain unsecured, senior obligations of the Company. However, at such time, U.S. Can (or its successor) and the Company will also be required to provide guarantees of Ball Corporation’s existing credit facility indebtedness and of Ball Corporation’s 6 7/8% Senior Notes due 2012.

The guaranty by U.S. Can (or its successor) of the credit facility indebtedness will be secured by a pledge of the stock of the Company. The guaranty by the Company of Ball Corporation’s existing credit facility indebtedness and of Ball Corporation’s 6 7/8% notes will be unsecured and will rank pari passu with the Notes. As a result, the Notes would rank equally with Ball Corporation’s existing credit facility indebtedness and 6 7/8% notes. The Holders of the Notes, however, will have no claim on the assets of Ball Corporation or any of its other subsidiaries.

Limited Ability to Withdraw Tendered Notes

Tenders of Notes made at or prior to the Consent Payment Deadline may be validly withdrawn at any time at or prior to the Supplemental Indenture Effective Date but, subject to the limited exceptions specified herein, not thereafter. In addition, the Company, in its sole discretion, may extend the Expiration Time or terminate the Tender Offer and Consent Solicitation at any time prior to the Expiration Time, subject to applicable laws. Payment of the Tender Offer Consideration and the Consent Payment will not be made until the Early Settlement Date or the Final Settlement Date, as applicable. Therefore, Holders of Notes tendered at or prior to the Consent Payment Deadline may be forced to wait an extended period of time before receiving payment, if at all, as the Early Settlement Date may be extended. In addition, such Holders will not have the ability to withdraw or trade such Notes during that time.

Market Volatility Affecting Offer Consideration for the Secured Notes

The consideration offered for the Secured Notes pursuant to the Tender Offer and Consent Solicitation is dependent upon the price of certain U.S. Treasury securities. The price of these securities, and therefore the market value of the total purchase prices, may fluctuate significantly from the date of this Tender Offer to the Price Determination Date and from the Price Determination Date to the applicable Settlement Date. In addition, because the Price Determination Date may occur after Holders tender their Secured Notes, or even after the Consent Payment Deadline, at the time of tender, Holders may only be able to estimate their Tender Offer Consideration, which estimation may differ from the actual Tender Offer Consideration paid to such Holder on the applicable Settlement Date.

Possible Absence of Public Information

We will not be required to file reports or other information with the Commission pursuant to the Indentures if the Proposed Amendments become effective. The absence of such information could have an adverse effect on non-tendering Holders.

Federal Income Tax Considerations

See “Certain Federal Income Tax Considerations” for a discussion of certain tax matters that should be considered in evaluating the Offer to Purchase.

Subsequent United States Can Company Repurchase of Notes

Whether or not the Offer to Purchase is consummated, the Company expressly reserves the absolute right, in its sole discretion, from time to time after the Expiration Time, to purchase any Notes through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise, upon such terms and at such prices as it may determine and/or to defease any Notes not otherwise retired. In addition, the Company reserves the right to redeem any callable Subordinated Notes that remain outstanding.

MARKET AND TRADING INFORMATION

There is a limited public trading market for each series of the Notes. Quotations for securities that are not widely traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations. Lehman Brothers, as well as certain other financial institutions, currently make a market in the Notes and may have participated in transactions in the Notes at prices which may be higher or lower than the price being offered in this Offer to Purchase. Lehman Brothers is not obligated to make a market in the Notes and any market making may be discounted at any time without notice. Holders are urged to contact their own brokers to obtain current information with respect to market prices for the Notes that they hold.

THE TENDER OFFER AND CONSENT SOLICITATION

General

The purpose of this Offer to Purchase is to facilitate the Merger and other transactions contemplated by the Merger Agreement, acquire the Notes and obtain Consents from the Holders to the adoption of the Proposed Amendments to the Notes, the Indentures and, with respect to the Secured Notes, the Security Documents in order to increase our operational and financial flexibility. The Proposed Amendments would be set forth in supplemental indentures (“Supplemental Indentures”). The Supplemental Indentures become effective upon execution thereof, which is expected to be on the Consent Payment Deadline, unless the requisite consents have been obtained prior to such date. The execution and delivery of the Consent and Letter of Transmittal by a Holder tendering Notes or, in the case of a book-entry transfer, an agent’s message transmitted to the Depositary in accordance with DTC’s ATOP procedures, at or prior to the Consent Payment Deadline will constitute the Consent of that Holder to all of the Proposed Amendments. The Proposed Amendments will not become operative unless and until validly tendered Notes are accepted for purchase by the Company pursuant to the Offer to Purchase. See “The Proposed Amendments” and “—Acceptance for Payment and Payment.”

The Offer to Purchase is conditioned upon receipt by the Depositary of valid and unrevoked Consents from Holders of a majority in principal amount of the outstanding Secured Notes and the outstanding Subordinated Notes (with respect to each series of Notes, the “Consent Condition”), the execution of the Supplemental Indentures by the Trustee, the concurrent completion of the Merger, the payment in full of the indebtedness under the $315,000,000 Credit Agreement, dated June 21, 2004, among the Company, U.S. Can and various lending institutions with Deutsch Bank Securities Inc., as the lead arranger (the “Senior Credit Agreement”) and the satisfaction of certain general conditions set forth in this Offer to Purchase. In addition, the Offer to Purchase with respect to the Subordinated Notes is conditioned upon the Company’s acceptance of the tendered Secured Notes. The Tender Offer for the Secured Notes is not conditioned upon the Company’s acceptance of the tendered Subordinated Notes. See “—Conditions to the Offer to Purchase.”

The Consent Payment deadline (“Consent Payment Deadline”) will be 5:00 p.m., New York City time, on March 2, 2006, unless extended. Any such extension will be for a specified time period and will be announced in a press release. You must tender your Notes before the Consent Payment Deadline in order to be eligible to receive the applicable Total Consideration. If you tender after this deadline, you will receive an amount equal to the applicable Total Consideration less the Consent Payment (the “Tender Offer Consideration”).

The time by which you must tender your Notes in order to be eligible to have your Notes purchased under this Offer to Purchase will be 11:59 p.m., New York City time, on March 22, 2006, unless extended. We refer to that time and date, as we may extend them, as the “Expiration Time.” Any such extension will be announced in a press release. See “—Extension, Amendment and Termination.”

Total Consideration

The Total Consideration for each $1,000 principal amount of the Secured Notes validly tendered pursuant to the Offer to Purchase shall be the price (calculated as described in Annex A to this Statement) equal to (i) the sum of (a) the present value on the assumed Early Settlement Date of the First Call Price on the First Call Date per $1,000 principal amount of the Secured Notes, plus (b) the present value on the assumed Early Settlement Date of the interest with respect to the Secured Notes that would be payable on, or accrue from, the last interest payment date until the First Call Date, determined on the basis of the Tender Offer Yield to the First Call Date equal to the sum of (x) the Reference Yield, plus (y) the Fixed Spread (such price being rounded to the nearest cent per $1,000 principal amount of the Secured Notes), minus (c) accrued and unpaid interest with respect to the Notes from the last interest payment date to, but not including, the assumed Early Settlement Date. The assumed Early Settlement Date will be determined on the Price Determination Date. The actual Early Settlement Date may be different from the assumed Early Settlement Date.

The Total Consideration for each $1,000 principal amount of the Subordinated Notes validly tendered pursuant to the Tender Offer shall be $1,067.40.

The Tender Offer Consideration for the each series of Notes will be the applicable Total Consideration minus $30 per $1,000 principal amount of the Notes, which is equal to the Consent Payment.

Upon the terms and subject to the conditions of the Tender Offer and Consent Solicitation, in addition to the Total Consideration or the Tender Offer Consideration, as applicable, Holders who validly tender and do not properly withdraw their Notes in the Offer to Purchase will also be paid accrued and unpaid interest with respect to such series of Notes from the last interest payment date to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable.

The Reference Yield will be calculated by the Dealer Manager in accordance with standard market practice, as of 2:00 p.m., New York City time, on the Price Determination Date. We expect to publicly announce the pricing information referred to above by press release by 9:00 a.m., New York City time, on the business day following Price Determination Date.

Although the yield on the Reference Security on the Price Determination Date will be determined by the Dealer Manager’s calculations in accordance with standard market practice, as of the Price Determination Date, based upon the Bloomberg Page PX4 (the “Relevant Bloomberg Page”) or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, information regarding the closing yield of the Reference Security may also be found in The Wall Street Journal. The following table sets forth for the Secured Notes the Reference Security and the Fixed Spread. Also included in the table below are columns showing, for each $1,000 principal amount of the Secured Notes, the hypothetical Total Consideration, the Consent Payment and the hypothetical Tender Offer Consideration, based on the yield to maturity of the Reference Security at 2:00 p.m., New York City time, on February 14, 2006, and assuming an Early Settlement Date of March 15, 2006. The hypothetical Total Consideration and Tender

Offer Consideration are exclusive of accrued and unpaid interest. The table also shows the accrued and unpaid interest that would be payable based on the assumed Early Settlement Date. We cannot assure you that the actual Total Consideration and the actual Tender Offer Consideration for the Secured Notes will be equal to the hypothetical Total Consideration and hypothetical Tender Offer Consideration, respectively, shown below. Hypothetical calculations of the Total Consideration and Tender Offer Consideration applying the assumptions and methodologies to be used in pricing the Offer to Purchase are set forth in Annex B this Statement.

Security Description	First Call Date	First Call Price	Reference Security	Fixed Spread	Hypothetical Total Consideration	Hypothetical Tender Offer Consideration	Accrued and Unpaid Interest
10 7/8% Senior Secured Notes due 2010	July 15, 2007	105.438%	3.625% U.S. Treasury Notes due June 30, 2007	+ 50 bps	$1,122.31	$1,092.31	$18.13

Prior to 2:00 p.m., New York City time, on the Price Determination Date, Holders of the Secured Notes may obtain hypothetical quotes of the yield of the Reference Security (calculated as of a then recent time) and the resulting hypothetical Total Consideration and Tender Offer Consideration by contacting the Dealer Manager at its telephone number set forth on the back cover of this Statement. After such time on the Price Determination Date, Holders of the Secured Notes may ascertain the yield on the Reference Security as of the Price Determination Date and the resulting Total Consideration and Tender Offer Consideration by contacting the Dealer Manager at its telephone number set forth on the back cover of this Statement. In addition, promptly after such time on the Price Determination Date, we will publicly announce the pricing information referred to above by press release to the Dow Jones News Service or comparable news service.

Because the Total Consideration and Tender Offer Consideration for the Secured Notes is based on a fixed spread pricing formula that is linked to a yield on a Reference Security, the actual amount of cash that will be received by a tendering Holder of the Secured Notes pursuant to the Offer to Purchase will be affected by changes in such yield during the term of the Offer to Purchase prior to the Price Determination Date. After the Price Determination Date, when the Tender Offer Consideration and the Total Consideration for the Secured Notes are no longer linked to the Reference Security, the actual amount of cash that will be received by a tendering Holder of the Secured Notes in respect to the Tender Offer Consideration and the Total Consideration pursuant to the Offer to Purchase will be known and Holders of the Secured Notes will be able to ascertain the Tender Offer Consideration and the Total Consideration for the Notes in the manner described above. If the Early Settlement Date changes after the Price Determination Date, accrued interest will be paid to the Early Settlement Date, but the Tender Offer Consideration and the Total Consideration for the Notes will not be recalculated.

Included in the table below are columns showing for each $1,000 principal amount of Subordinated Notes, the Total Consideration and the Tender Offer Consideration. The Total Consideration and the Tender Offer Consideration for the Subordinated Notes are exclusive of accrued and unpaid interest. The table also shows such accrued and unpaid interest that would be payable based on the assumed Early Settlement Date.

Security Description	Total Consideration	Tender Offer Consideration	Accrued and Unpaid Interest
12 3/8% Senior Subordinated Notes due October 1, 2010	$1,067.40	$1,037.40	$56.38

Upon the terms and subject to the conditions set forth in this Statement, Holders who tender their Notes and concurrently deliver their Consents (and do not validly withdraw such Notes and validly revoke the related Consents) at or prior to the Consent Payment Deadline, will be entitled to a portion of the Total Consideration, designated the “Consent Payment.” Holders will be entitled to a Consent Payment only with respect to Notes purchased pursuant to the terms of the Offer to Purchase. The Consent Payment is equal to $30 per $1,000 principal amount of Notes.

Holders who wish to tender Notes in the Tender Offer prior to the Consent Payment Deadline must consent to the Proposed Amendments. A Holder who tenders Notes prior to the Consent Payment Deadline pursuant to the Tender Offer will be deemed, by acceptance of the Tender Offer, to consent to the Proposed Amendments. Holders may not deliver Consents without tendering Notes in the Tender Offer and may not revoke Consents without withdrawing the previously tendered Notes to which such Consents relate.

Subject to the terms and conditions set forth herein, Holders who validly tender their Notes and thereby deliver their Consents pursuant to the Offer to Purchase at or prior to the Consent Payment Deadline and do not withdraw such tenders and revoke such Consents prior to the Supplemental Indenture Effective Date will be eligible to receive the applicable Total Consideration on the Early Settlement Date, whereas Holders who validly tender their Notes thereafter, but at or prior to the Expiration Time, will only be eligible to receive the applicable Tender Offer Consideration on the Final Settlement Date. In addition to the Total Consideration or the Tender Offer Consideration, as applicable, Holders who validly tender their Notes in the Offer to Purchase will also be paid accrued and unpaid interest with respect to such series of Notes from the last interest payment date through, but not including, the Early Settlement Date or the Final Settlement Date, as applicable. Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to Holders by DTC or DTC participants.

Procedures for Tendering Notes and Delivering Consents

For a Holder to validly tender Notes pursuant to the Offer to Purchase, the Depositary must receive a properly completed and duly executed Consent and Letter of Transmittal, or a copy thereof, with any required signature guarantee, or in the case of a book-entry transfer, an agent’s message transmitted in accordance with DTC’s ATOP procedures in lieu of the Consent and Letter of Transmittal, and any other required documents, at one of the Depositary’s addresses set forth on the last page of this document prior to the Expiration Time or, in the case of Holders desiring to receive the Consent Payment, prior to the Consent Payment Deadline. In addition, prior to the Expiration Time or Consent Payment Deadline, as applicable, either (a) the Depositary must receive certificates for tendered Notes at one of those addresses or (b) those Notes must be transferred pursuant to the procedures for book-entry transfer described below and the Depositary must receive a confirmation of such tender, including an agent’s message transmitted in accordance with DTC’s ATOP procedures if the tendering Holder has not delivered a Consent and Letter of Transmittal. Holders desiring to tender their Notes on the date of the Consent Payment Deadline or the Expiration Date should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.

If the Notes are held of record in the name of, or if certificates for unpurchased Notes are to be issued to a person other than the registered Holder, the certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered Holder appears on the certificates, with the signature on the certificates or bond powers guaranteed as described below.

Need for Guarantee of Signature. A recognized participant in the Securities Transfer Agents Medallion Program, called a medallion signature guarantor, must guarantee signatures on a Consent and Letter of Transmittal unless the Notes tendered thereby are tendered (a) by the registered Holder of those Notes and that Holder has not completed either of the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” on the Consent and Letter of Transmittal, or (b) for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States. We refer to such firms, banks and trust companies as “eligible institutions.”

Book-Entry, Delivery of the Notes. Within two business days after the date of this Offer to Purchase, the Depositary will establish an account with respect to the Notes at DTC for purposes of the Offer to Purchase. Any financial institution that is a participant in the DTC system may make book-entry delivery of Notes by causing DTC to transfer those Notes into the Depositary’s account in accordance with DTC’s procedure for such transfers. Although delivery of Notes may be effected through book-entry at DTC, the Consent and Letter of Transmittal, or a facsimile thereof, with any required signature guarantees, or in the case of a book-entry transfer, an agent’s message transmitted in accordance with DTC’s ATOP procedures in lieu of the Consent and Letter of Transmittal, and any other required documents, must be transmitted to and received by the Depositary prior to the Expiration Time or, for Holders desiring to receive the Consent Payment, at or prior to the Consent Payment Deadline, at one of its addresses set forth on the last page of this document. Delivery of such documents to DTC does not constitute delivery to the Depositary.

The Depositary and DTC have confirmed that the Tender Offer and Consent Solicitation is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Tender Offer and their Consent by causing DTC to transfer their Notes to the Depositary in accordance with DTC’s ATOP procedures for such a transfer.

Guaranteed Delivery. There are no guaranteed delivery provisions provided for by the Company in conjunction with the Tender Offer under the terms of this Statement or any other of the tender offer materials. Holders must tender their Notes in accordance with the procedures set forth under “—Procedures for Tendering Notes and Delivering Consents.”

Lost or Missing Certificates. If a Holder desires to tender Notes pursuant to the Offer to Purchase, but the certificates evidencing such Notes have been mutilated, lost, stolen or destroyed, such Holder should write to or telephone the Trustee under the applicable Indenture at the address or telephone number listed below about procedures for obtaining replacement certificates for such Notes or arranging for indemnification or any other matter that requires handling by the Trustee:

Wells Fargo Bank Minnesota, National Association

Corporate Trust

Sixth and Marquette, N9303-120

Minneapolis, MN 55479

Telephone: 1-800-344-5128

Backup Withholding Tax. Under U.S. federal tax laws, the Depositary may be required to withhold 28% of the amount of any payments made to certain Holders pursuant to the Offer to Purchase. See “Certain Federal Income Tax Considerations” below.

General. The tender of Notes pursuant to the Offer to Purchase by one of the procedures set forth above will constitute (a) an agreement between the tendering Holder and the Company in accordance with the terms and subject to the conditions of the Offer to Purchase and (b) if tendered at or prior to the Consent Payment Deadline, the Consent of the tendering Holder to the Proposed Amendments to the Indentures.

The method of delivery of the Consent and Letter of Transmittal, certificates for Notes and all other required documents, including delivery through DTC and any acceptance of an agent’s message transmitted through ATOP, is at the election and risk of the tendering Holder. If a Holder chooses to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

We, in our sole discretion, will determine all questions as to the form of documents and validity, eligibility, including time of receipt, acceptance for payment and withdrawal of tendered Notes, including a “request message” (as defined below), and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Notes that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any of the conditions of the Offer to Purchase or any defect or irregularity in the tender of Notes of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Holders. Our interpretation of the terms and conditions of the Offer to Purchase (including the instructions in the Consent and Letter of Transmittal) will be final and binding. None of us, U.S. Can, Ball Corporation, Ball Aerosol, the Depositary, the Dealer Manager, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or any notices of withdrawal, including a request message, or will incur any liability for failure to give any such notification.

Withdrawal of Tenders (and Revocation of Corresponding Consents)

A Holder may not validly revoke a Consent unless such Holder validly withdraws such Holder’s previously tendered Notes, and the valid withdrawal of a Holders’ Notes will constitute the concurrent valid revocation of such Holder’s Consent. As a result, a Holder who validly withdraws previously tendered Notes at or prior to the Supplemental Indenture Effective Date will not receive the Tender Offer Consideration or the Consent Payment. Any withdrawal of previously tendered Notes otherwise than in accordance with the provisions described herein will not constitute a valid revocation of such Holder’s Consent.

Notes tendered pursuant to the Offer to Purchase may be withdrawn and the related Consents revoked at any time at or prior to the Supplemental Indenture Effective Date, but not thereafter. If, after such time as withdrawal rights expire, we reduce either (A) the principal amount of Notes subject to the Offer or (B) the Tender Offer Consideration or the Total Consideration, then previously tendered Notes may be validly withdrawn at or prior to the date ten (10) business days after the date that notice of any such reduction is first published, given or sent to Holders by us. In addition, tenders of Notes may be validly withdrawn if the Offer to Purchase is terminated without any such Notes being purchased thereunder. In the event of a termination of the Offer to Purchase, the Notes tendered pursuant to the Offer to Purchase will be promptly returned to the tendering Holders, and the Supplemental Indenture will not become operative.

For a withdrawal of Notes to be effective, the Depositary must timely receive a written or facsimile transmission notice of withdrawal at one of its addresses set forth on the last page of this document or a request message. The notice of withdrawal must:

•	specify the name of the person who tendered the Notes to be withdrawn;

•	contain a description of the Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Notes, and the aggregate principal amount represented by such Notes; and

•	be signed by the Holder of such Notes in the same manner as the original signature on the Consent and Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes.

In addition, the notice of withdrawal must specify, in the case of Notes tendered by delivery of certificates for such Notes, the name of the registered Holder, if different from that of the tendering Holder, or, in the case of Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Notes (as described below). The signature on the notice of withdrawal must be guaranteed by an eligible institution unless such Notes have been tendered for the account of an eligible institution. If a Holder delivers or otherwise identifies to the Depositary certificates for the Notes to be withdrawn, a signed notice of withdrawal will be effective immediately upon receipt by the Depositary of written or facsimile transmission notice of withdrawal even if physical release is not yet effected.

In lieu of submitting a written or facsimile notice of withdrawal, DTC participants may electronically transmit a request for withdrawal to DTC. DTC will then edit the request and send a request message to the Depositary. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a properly completed and presented request message is effective immediately upon receipt thereof even if physical release is not yet effected. The term “request message” means a message transmitted by DTC and received by the Depositary, which states that DTC has received a notice of withdrawal from a DTC participant and identifies the Notes to which such request relates.

Holders may not rescind their withdrawal of tenders of Notes, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer to Purchase. Properly withdrawn Notes may, however, be tendered by again following one of the procedures described in “—Procedures for Tendering Notes and Delivering Consents” above at any time prior to the Expiration Time.

Holders can accomplish withdrawals of Notes and revocation of Consents only in accordance with the foregoing procedures.

Conditions to the Offer to Purchase

The Offer to Purchase each series of Notes is conditioned upon satisfaction of the following conditions prior to or substantially contemporaneously with our acceptance of the Notes:

•	the satisfaction of the applicable Consent Condition;

•	the execution of the Supplemental Indentures by the Trustee,

•	the payment in full of the indebtedness under our Senior Credit Agreement;

•	the completion of the Merger, and

•	there not existing:

•	any instituted, threatened or pending legal, governmental or regulatory impediment that, in our sole judgment, would materially adversely affect our business, properties and prospects;

•	in our sole judgment, any material adverse development with respect to any action or proceeding involving us;

•	any legal, governmental or regulatory impediment that, in our sole judgment, could (1) prohibit, restrict or delay consummation of the Offer to Purchase, or (2) materially adversely affect our business, properties and prospects;

•	any event that, in our sole judgment, could (1) prohibit, restrict or delay consummation of the Offer to Purchase, or (2) materially impair the contemplated benefit of the Offer to Purchase to us or cause the consummation of the Offer to Purchase to be not in our best interests;

•	any objection of the Trustee that, in our sole judgment, could adversely affect the consummation of the Offer to Purchase or our ability to effect the Proposed Amendments; and

•	prior to completion of the Merger, any change or development, including a prospective change or development, in the general economic, financial, currency exchange or market conditions in the United States or abroad that, in our reasonable judgment, has or may have a material adverse effect on the market price of the Notes or upon trading in the Notes or upon the value of the Notes to us, U.S. Can, Ball Corporation or Ball Aerosol.

In addition, the Offer to Purchase with respect to the Subordinated Notes is conditioned upon the Company’s acceptance of the tendered Secured Notes. The Tender Offer for the Secured Notes is not conditioned upon the Company’s acceptance of the tendered Subordinated Notes.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances, including any action or inaction by us, giving rise to such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. If any condition to the Offer to Purchase is not satisfied or waived by us prior to the Expiration Time, we reserve the right, but will not be obligated, subject to applicable law:

•	to terminate the Offer to Purchase and return the tendered Notes to the tendering Holders;

•	to waive all unsatisfied conditions and accept for payment and purchase all Notes that are validly tendered and not validly withdrawn prior to the Expiration Time;

•	to extend the Offer to Purchase and retain the Notes that have been tendered during the period for which the Offer to Purchase is extended; or

•	amend the Offer to Purchase.

Pursuant to the Merger Agreement, we may not waive any condition or make any change to the terms and conditions of the Offer to Purchase without the prior consent of Ball Corporation. Accordingly, we do not expect to waive the condition that the Merger be completed. Since a valid tender of Notes will constitute the Consent of the tendering Holder to the Proposed Amendments, the Consent Condition will be satisfied if Holders tender and do not withdraw at least a majority in principal amount of the Notes.

Acceptance for Payment and Payment

Upon the terms and subject to the conditions of the Offer to Purchase, Holders that tender their Notes and deliver their Consents to the Proposed Amendments and do not properly withdraw such tenders and do not validly revoke such Consents prior to the Supplemental

Indenture Effective Date, will be entitled to receive the applicable Total Consideration (including the Consent Payment). Upon the terms and subject to the conditions of this Offer to Purchase, we will pay for such Notes on the Early Settlement Date, which is expected to be on or promptly after the Acceptance Date. We would expect the Early Settlement Date to occur contemporaneously with or promptly following the Merger and satisfaction of the other conditions to the Offer to Purchase. Upon the terms and subject to the conditions of this Offer to Purchase, Holders that tender their Notes after the Consent Payment Deadline, but prior to the Expiration Time will be entitled to receive the applicable Tender Offer Consideration (but not the Consent Payment). Upon the terms and subject to the conditions of this Offer to Purchase, we will pay for such Notes on the Final Settlement Date, which is expected to be promptly after the Expiration Date. We expressly reserve the right, in our sole discretion, to delay acceptance for payment of, or payment for, the Notes (subject to the requirements of Rule 14e-1(c) under the Exchange Act, which requires that we pay the consideration offered or return the Notes deposited by or on behalf of the Holders, promptly after the termination or withdrawal of the Offer to Purchase), or to terminate the Offer to Purchase and not accept for purchase Notes not theretofore accepted for purchase, if any of the conditions of the Offer to Purchase shall not have been satisfied or validly waived or in order to comply, in whole or in part, with any applicable law. In all cases, payment for Notes purchased pursuant to this Offer to Purchase and payment of Consent Payments will be made only after confirmation of book-entry transfer thereof.

For purposes of the Tender Offer, validly tendered Notes (or defectively tendered Notes with respect to which we have waived, or have caused to be waived, such defect) will be deemed to have been accepted for payment, if, as and when we give oral (confirmed in writing) or written notice thereof to the Depositary. We will pay for Notes so accepted on the Early Settlement Date or the Final Settlement Date, as applicable, by depositing the aggregate Tender Offer Consideration and Consent Payments, to the extent payable, in immediately available funds in a DTC designated account, or as otherwise instructed by DTC, and causing such payment to be transmitted to the tendering Holders. Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof, provided that any Holder may tender all Notes held by such Holder, even if the aggregate principal amount of those Notes is not an integral multiple of $1,000. Payments for the Notes will include accrued and unpaid interest from the last interest payment date through, but not including, the Early Settlement Date or Final Settlement Date, as applicable. Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to Holders by DTC or DTC participants or otherwise.

For purposes of the Consent Solicitation, Consents received by the Depositary will be deemed to have been accepted by us, if as and when we give written notice to the Trustee of the receipt by the Depositary of requisite number of consents relating to the Notes, but the Consent Payment will not be payable unless and until we have accepted the Notes for purchase pursuant to the Tender Offer.

Extension, Amendment and Termination

We expressly reserve the right, at any time or from time to time, regardless of whether or not the conditions set forth in “—Conditions to the Offer to Purchase” shall have been satisfied, subject to applicable law, (a) to extend the Consent Payment Deadline, the Expiration Time, the

Early Settlement Date, the Final Settlement Date or the Price Determination Date for the Offer to Purchase and thereby delay acceptance for payment of, and the payment for, any of the Notes, or (b) to amend the Offer to Purchase in any respect. In addition, we reserve the right, at any time or from time to time, to terminate the Offer to Purchase prior to the earlier to occur of Early Settlement Date and the Expiration Time and return the Notes tendered pursuant to the Offer to Purchase, in each case by giving written notice of such extension, amendment or termination to the Depositary; however, we shall not have the right to do so if all of the conditions set forth in “—Conditions to the Offer to Purchase” have been satisfied. We will publicly announce any extension, amendment or termination in the manner described under “—Announcements” below.

There can be no assurance that we will exercise our right to extend the Consent Payment Deadline or Expiration Time for the Offer to Purchase. Regardless of whether there is such an extension, Holders cannot withdraw Notes earlier tendered pursuant to the Offer to Purchase after the Consent Payment Deadline. See “—Withdrawal of Tenders (and Revocation of Corresponding Consents).”

Announcements

If we are required to make an announcement relating to an extension of the Consent Payment Deadline or Expiration Time, an amendment or termination of the Offer to Purchase, or the satisfaction of the Consent Condition, we will do so as promptly as practicable, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Consent Payment Deadline or Expiration Time, as the case may be. Although we may choose to issue an announcement of this type in some other manner, we will have no obligation to do so other than by issuing a release to the Dow Jones News Service.

PROPOSED AMENDMENTS

Purposes and Effects

Set forth below is a summary description of the proposed modifications to the Indentures for which the Consents of the Holders are being solicited hereby. This description is qualified by reference to the full provisions of the existing Indentures and the provisions of the proposed Supplemental Indentures, which provisions shall be substantially in the form set forth in Annex C hereto. The capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indentures or the Supplemental Indentures.

Pursuant to the terms of the Indentures, the Proposed Amendments require the prior written consent of Holders of at least a majority of the aggregate principal amount of the Secured Notes outstanding and the Subordinated Notes outstanding (the “Requisite Consents”). In addition, the Proposed Amendment to Section 4.08 of the Indentures (“Change of Control”) requires the prior written consent of Holders of at least 75% of the aggregate principal amount of the Secured Notes and the Subordinated Notes outstanding. The Supplemental Indentures will become effective upon execution thereof, which is expected to be on the date of the Consent Payment Deadline and will provide that: (a) the Proposed Amendments other than the Proposed Amendment relating to Section 4.08 of the Indentures (the “Majority Proposed Amendments”) will become operative on the Acceptance Date if the Company has received the Requisite

Consents; and (b) the Proposed Amendment relating to Section 4.08 of the Indentures (the “Supermajority Proposed Amendment”) will become operative on the Acceptance Date if the Consents of the Holders of at least 75% of the aggregate principal amount of the Secured Notes and the Subordinated Notes outstanding have been obtained by the Company. If the Requisite Consents are received and the Supplemental Indentures reflecting the Proposed Amendments become operative, all Secured Notes and all Subordinated Notes that remain outstanding thereafter will be subject to the provisions of the Indentures as amended by the Supplemental Indentures, even though they have not consented to the Proposed Amendments.

If Holders of at least 75% of the aggregate principal amount of the Secured Notes and the Subordinated Notes outstanding tender their Notes and provide their Consents, then all of the Proposed Amendments will become operative on the Acceptance Date. If Holders of at least 50%, but less than 75%, of the aggregate principal amount of the Secured Notes and the Subordinated Notes outstanding tender their Notes and provide their Consents, then all of the Proposed Amendments other than the Supermajority Proposed Amendment will become operative on the Acceptance Date. Each Holder, by executing and delivering a Consent, will consent to all of the Proposed Amendments to the Indentures. The Company reserves the right to amend the terms of the Merger Agreement or the related financing. If the terms of the Merger Agreement are amended, the Proposed Amendments may also require modification.

In the event that Holders of less than 75% of the outstanding principal amount of the Secured Notes and the Subordinated Notes provide their Consents and such Consents (and related Notes) are accepted for purchase by the Company, then, upon the completion of the Merger, pursuant to Section 4.08 of the Indentures, each Holder would have the right to require that the Company repurchase all or any part of such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, through the date of repurchase.

In the event that the Company terminates or withdraws the Offer to Purchase or the Notes are not paid for any reason after the Supplemental Indentures are executed (as described above) the Supplemental Indentures will immediately be rendered null and void.

As of February 15, 2006, there was $125.0 million in aggregate principal amount of the Secured Notes outstanding and $171.71 million in aggregate principal amount of the Subordinated Notes outstanding.

Proposed Amendments

Secured Notes. If you tender any Secured Notes at or prior to the Consent Payment Deadline you will, by the act of tendering, be consenting to the Proposed Amendments to the 2003 Indenture under which the Secured Notes were issued.

Majority Proposed Amendments to the Secured Notes.

The following Proposed Amendments require the prior written consent of Holders of at least a majority of the aggregate principal amount of the Secured Notes outstanding:

Deletion of Covenants in Article 4 of the 2003 Indenture. The Proposed Amendments would eliminate the following restrictive covenants in the 2003 Indenture, and would make certain other changes in the 2003 Indenture of a technical or conforming nature, including the deletion of certain definitions and elimination of certain cross references.

Section Reference	Description of Provision
Section 4.02	Commission Reports

Section 4.03	Limitation on Indebtedness

Section 4.04	Limitation on Restricted Payments

Section 4.05	Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries

Section 4.06	Limitation on Asset Dispositions

Section 4.07	Limitation on Transactions with Affiliates

Section 4.09	Designation of Restricted and Unrestricted Subsidiaries

Section 4.10	Limitation on Sale/Leaseback Transactions

Section 4.11	Compliance Certificate

Section 4.12	Further Instruments and Acts

Section 4.13	Limitation on Liens

Section 4.14	Future Subsidiary Guarantors

Deletion of Section 5.01 of the 2003 Indenture. (Merger, Consolidation and Sale of Assets.) The Proposed Amendments would delete Section 5.01 of the 2003 Indenture, so that the Company and its subsidiaries may, without restriction under the 2003 Indenture, enter into certain transactions involving mergers and consolidations, transfers of substantially all of the Company’s assets and acquisitions of the stock, assets or business of other persons.

Amendment to Section 6.01 of the 2003 Indenture. (Events of Default.) The Proposed Amendments would eliminate all the provisions of Section 6.01 of the 2003 Indenture as they apply to the covenants referred to above and the provisions of clauses (v), (vi), (vii), (viii), (ix), (x) and (xi) of Section 6.01. The only Events of Default that will remain relate to payment defaults (clauses (i) and (ii) of Section 6.01).

Amendment to Section 8.02 of the 2003 Indenture. (Discharge of Indenture; Defeasance). The Proposed Amendments would eliminate certain conditions to the legal defeasance and covenant defeasance provisions of the 2003 Indenture. The only conditions that would remain would be the deposit of funds with the Trustee, that there be no event of default under the 2003 Indenture, that there be no default under material agreements and the delivery of an opinion of counsel and officer’s certificate as to conditions precedent.

Amendment to Section Article 10 of the 2003 Indenture. (Second Priority Security Documents). The Proposed Amendments would eliminate those provisions of Article 10 of the 2003 Indenture necessary to permit the release of the collateral, which secures the Secured Notes.

Amendment to Secured Notes. The Proposed Amendments would make any necessary conforming changes to the Notes.

Supermajority Proposed Amendment to the Secured Notes.

The following Proposed Amendment requires the prior written consent of Holders of at least 75% of the aggregate principal amount of the Secured Notes outstanding.

Deletion of Section 4.08 of the 2003 Indenture. (Change of Control). The Proposed Amendments would delete Section 4.08, so that the Company will not be required (upon the election of Holders) to repurchase the Secured Notes in the event of a “Change of Control” of the Company.

Subordinated Notes. If you tender any Subordinated Notes at or prior to the Consent Payment Deadline you will, by the act of tendering, be consenting to the Proposed Amendments to the 2000 Indenture under which the Subordinated Notes were issued.

Majority Proposed Amendments to the Subordinated Notes.

The following Proposed Amendments require the prior written consent of Holders of at least a majority of the aggregate principal amount of the Subordinated Notes outstanding:

Deletion of Covenants in Article 4 of the 2000 Indenture. The Proposed Amendments would eliminate the following restrictive covenants in the 2000 Indenture, and would make certain other changes in the 2000 Indenture of a technical or conforming nature, including the deletion of certain definitions and elimination of certain cross references.

Section Reference	Description of Provision
Section 4.02	Commission Reports

Section 4.03	Limitation on Indebtedness

Section 4.04	Limitation on Restricted Payments

Section 4.05	Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries

Section 4.06	Limitation on Asset Dispositions

Section 4.07	Limitation on Transactions with Affiliates

Section 4.09	Designation of Restricted and Unrestricted Subsidiaries

Section 4.10	Limitation on Layered Indebtedness

Section 4.11	Compliance Certificate

Section 4.12	Further Instruments and Acts

Section 4.13	Limitation on Liens

Section 4.14	Future Subsidiary Guarantors

Deletion of Section 5.01 of the 2000 Indenture. (Merger, Consolidation and Sale of Assets.) The Proposed Amendments would delete Section 5.01 of the 2000 Indenture, so that the Company and its subsidiaries may, without restriction under the 2000 Indenture, enter into certain transactions involving mergers and consolidations, transfers of substantially all of the Company’s assets and acquisitions of the stock, assets or business of other persons.

Amendment to Section 6.01 of the 2000 Indenture. (Events of Default.) The Proposed Amendments would eliminate all the provisions of Section 6.01 of the 2000 Indenture as they apply to the covenants referred to above and the provisions of clauses (v), (vi), (vii), (viii), (ix)

and (x) of Section 6.01. The only Events of Default that will remain relate to payment defaults (clauses (i) and (ii) of Section 6.01).

Amendment to Section 8.02 of the 2000 Indenture. (Conditions to Defeasance). The Proposed Amendments would eliminate certain conditions to the legal defeasance and covenant defeasance provisions of the 2000 Indenture. The only conditions that would remain would be the deposit of funds with the Trustee, that there be no event of default under the 2000 Indenture, that there be no default under material agreements and the delivery of an opinion of counsel and officer’s certificate as to conditions precedent.

Amendment to Subordinated Notes. The Proposed Amendments would make any necessary conforming changes to the Notes.

Supermajority Proposed Amendment to the Subordinated Notes.

The following Proposed Amendment requires the prior written consent of Holders of at least 75% of the aggregate principal amount of the Subordinated Notes outstanding:

Deletion of Section 4.08 of the 2000 Indenture. (Change of Control). The Proposed Amendments would delete Section 4.08, so that the Company will not be required (upon the election of Holders) to repurchase the Subordinated Notes in the event of a “Change of Control” of the Company.

United States Can Company is seeking Consents to all the Proposed Amendments as a single proposal. Accordingly, a Consent purporting to consent to only some of the Proposed Amendments will not be valid.

OTHER PURCHASES OF NOTES

Whether or not the Offer to Purchase is consummated, the Company or its affiliates may from time to time acquire Notes, otherwise than pursuant to the Offer to Purchase, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as we or they may determine, which may be more or less than the prices to be paid pursuant to the Offer to Purchase and could be for cash or other consideration. Additionally, the Company expressly reserves the right, in its sole discretion, to redeem any callable Subordinated Notes or defease any Notes not otherwise retired.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain federal income tax consequences to Holders resulting from the Offer to Purchase. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address all of the federal income tax consequences that may be relevant to a Holder in light of such Holder’s particular tax situation. In particular, this summary does not address federal income tax consequences of the Offer to Purchase with regard to certain classes of Holders subject to special treatment under the federal income tax laws such as dealers in securities, banks, insurance companies, S corporations, partnerships, other pass-through entities, tax-exempt entities, and persons or entities holding the Notes through a partnership or other pass-through entity. Furthermore, this summary does not address any aspect of gift, estate, state, local or foreign taxation. This discussion assumes the Notes are held as capital assets. Holders are urged to consult their own tax advisors regarding the tax consequences of tendering Notes, including the application and effect of any gift, estate, applicable state, local, foreign income, or other tax laws.

To comply with IRS Circular 230, you are hereby notified that: (a) any discussion of federal tax issues contained or referred to in this Statement is not intended or written to be used, and cannot be used by you, for the purposes of avoiding penalties that may be imposed on you under the Code; (b) such discussion is being used in connection with the solicitation by us of tenders and consents; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

For purposes of the following discussion, a U.S. Holder means a beneficial owner of Notes that is (1) an individual who is a citizen or resident of the United States for federal income tax purposes, (2) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any state thereof (including the District of Columbia), (3) an estate the income of which is subject to federal income tax regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. For purposes of the following discussion, a non-U.S. Holder means an owner of Notes that is not a U.S. Holder.

If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the Notes, you should consult your tax advisors.

Tendering U.S. Holders

Sale of Notes Pursuant to the Offer to Purchase

The receipt of cash by a U.S. Holder in a sale of Notes to the Company pursuant to the Offer to Purchase will be a taxable transaction for such selling U.S. Holder for federal income tax purposes. A U.S. Holder will generally recognize gain or loss on the sale of a Note in an amount equal to the difference between (i) the amount of cash received for such Note (subject to the discussion below regarding the Consent Payment being treated as separate consideration under the caption “U.S. Holders – Consent Payments”), other than the portion of such amount that is properly allocable to accrued but untaxed interest, which portion will constitute interest income, and (ii) the U.S. Holder’s “adjusted tax basis” for such Note at the time of such sale. Generally, a U.S. Holder’s adjusted tax basis for a Note will be equal to the cost of the Note to such U.S. Holder, increased by any market discount previously included in income by such U.S. Holder and reduced by any amortized bond premium. Any gain or loss recognized on a sale of a Note should be long-term capital gain or loss (subject to the market discount rules discussed below) provided the Note was a capital asset in the hands of the U.S. Holder and had been held for more than one year. For individual U.S. Holders, long term capital gains are subject to federal income taxation at the maximum rate of 15%. Certain limitations apply to the deductibility of capital losses.

In the case of a U.S. Holder who acquired a Note at a market discount (i.e., a price that is less than its principal amount by more than a de minimis amount), unless the U.S. Holder has previously included in income such market discount on an accrual basis, the lesser of (i) the gain recognized upon the sale or redemption or (ii) the portion of the market discount that accrued while the debt instrument was held by such U.S. Holder will be treated as ordinary income at the time of such disposition. U.S. Holders should consult their tax advisors as to the portion of their gain, if any, that would be taxable as ordinary income under these provisions.

Consent Payments

The federal income tax treatment of the receipt of a Consent Payment by a U.S. Holder whose Notes are purchased pursuant to the Offer to Purchase is subject to uncertainty because there are no authorities that directly address the treatment of such payment. The Consent Payment may be treated as a separate fee that would be subject to tax as ordinary income. Alternatively, the Consent Payment may be treated as additional consideration for the Notes, in which case the Consent Payment would be treated as part of the amount paid to such U.S. Holder in respect of its tendered Notes, as provided in the discussion under the caption “Tendering U.S. Holders – Sale of Notes Pursuant to the Offer to Purchase.” U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of their receipt of a Consent Payment.

Information Reporting and Backup Withholding

Information statements will be provided to U.S. Holders whose Notes are purchased pursuant to the Offer to Purchase and to the IRS, reporting the payment of the gross proceeds received pursuant to this Offer to Purchase (except with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations).

Under federal income tax law, certain U.S. Holders whose Notes are purchased pursuant to the Offer to Purchase are required to provide the Depositary (as payer) with such U.S. Holder’s correct taxpayer identification number (“TIN”) on the Substitute Form W-9 (included as part of the Consent and Letter of Transmittal). If the U.S. Holder is an individual, the TIN is his or her social security number. If the Depositary is not provided with the correct TIN, the U.S. Holder may be subject to a $50 penalty imposed by the IRS. In addition, payments that are made to such U.S. Holder may be subject to backup withholding. Certain U.S. Holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements. If backup withholding applies, the Depositary is required to withhold 28% of any payment made to the U.S. Holder. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the IRS. If backup withholding results in an overpayment of federal income taxes, a refund may be obtained from the IRS.

To prevent backup withholding, the U.S. Holder or other payee is required to complete the Substitute Form W-9 on the Consent and Letter of Transmittal certifying that the TIN provided on such forms is correct and that such U.S. Holder or other payee is not subject to backup withholding.

Tendering Non-U.S. Holders

Sale of Notes Pursuant to the Offer to Purchase

Except with regard to the Consent Payment, subject to the discussion below with respect to accrued interest, a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the receipt of cash in exchange for Notes pursuant to the Offer to Purchase unless (i) the non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied or (ii) such gain is effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such non-U.S. Holder in the United States). If the first exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the Notes. If the second exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, unless otherwise provided in an applicable income tax treaty, and a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under and applicable income tax treaty).

Accrued Interest

Assuming that the portfolio interest exception from U.S. federal income tax applies, payments to a non-U.S. Holder that are attributable to accrued interest generally will not be subject to a U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally IRS Form W-8BEN or successor form) establishing that the non-U.S. Holder is not a U.S. person, unless (i) such holder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote, (ii) the holder is (a) a “controlled foreign corporation” that is a “related person” with respect to the Company through stock ownership (each, within the meaning of the Code) or (b) a bank (within the meaning of Section 881(c)(3)(A) of the Code) receiving interest on a loan entered into in the ordinary course of business, or (iii) such interest is effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States (and if an income tax treaty applies, such payments are attributable to a permanent establishment maintained by such non-U.S. Holder in the United States), in which case, provided the non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder, unless otherwise provided in an applicable income tax treaty, and a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such payment at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

A non-U.S. Holder that does not qualify for exemption from federal income tax under this paragraph generally will be subject to withholding of federal income tax at a 30% rate (or lower applicable treaty rate) on payments of accrued interest.

Consent Payments

It is not clear whether Consent Payments paid to non-U.S. Holders should be treated as (i) part of the amount realized from the sale of the Notes pursuant to the Offer to Purchase, in which case such payments would be taken into account in determining the amount of any gain on the exchange, and generally would not be subject to U.S. federal income tax, as discussed above under the caption “Tendering Non-U.S. Holders – Sale of Notes Purchase to the Offer to Purchase,” or (ii) as a separate fee for consenting to the Proposed Amendments, in which case payments would be treated as ordinary income that may be subject to U.S. federal income tax or withholding tax (unless certain conditions for exemption from such taxes are met). Accordingly, absent further guidance from the IRS, the Company intends to withhold from Consent Payments paid to a non-U.S. Holder U.S. federal income tax at a rate of 30%, unless (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Payment is effectively connected and provides a properly executed Form W-8ECI, or (ii) a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payments paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed Form W-8BEN. A non-U.S. Holder should consult its tax advisors as to whether it can obtain a refund for the withholding tax imposed on the Consent Payment on the grounds that such payment represents a portion of the amounts received in exchange for the Note or some other grounds. The Company intends to report Consent Payments under U.S. information reporting rules.

Information Reporting and Backup Withholding

The Company intends to apply information reporting and backup withholding (at a rate of 28%) with respect to all payments the non-U.S. Holder receives pursuant to the Offer to Purchase unless such non-U.S. Holder is an exempt recipient or provides a certificate (Form W-8BEN or Form W-8ECI) as to its non-U.S. status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. Holder’s federal income tax liability, provided the required information is provided to the IRS.

Retention of Notes

Under applicable Treasury Regulations, a modification of a debt instrument will be treated as a deemed exchange of the original debt instrument (“Old Note”) for a new debt instrument (“New Note”) upon which gain or loss is realized for U.S. federal income tax purposes if the modification is significant. A modification of a debt instrument will be treated as a “significant modification” and, as a result, will be treated as a deemed exchange if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the degree to which legal rights or obligations are altered is “economically significant.” The Treasury Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification, but that a modification that releases the collateral for a recourse debt instrument is a significant modification if the modification results in a change of payment expectations (as determined under the Treasury Regulations).

Although the matter is not free from doubt, United States Can Company believes that the adoption of the Proposed Amendments does not cause a significant modification of the Notes under the Treasury Regulations. Therefore, the adoption of the Proposed Amendments should not result in a deemed exchange of the Notes by a non-tendering holders for U.S. federal income tax purposes. In that case, a U.S. Holder who does not tender the Notes would not recognize any gain or loss for U.S. federal income tax purposes even if the Proposed Amendments were to become operative.

In the event that the Proposed Amendments are treated as constituting a significant modification of the Notes, the Holders will be deemed to have exchanged the Old Notes for New Notes. This deemed exchange would be a taxable event unless the Notes, both as originally issued and as modified, constitute “securities” exchanged in a tax-free recapitalization.

DEALER MANAGER, INFORMATION AGENT AND DEPOSITARY

We have retained Lehman Brothers Inc. to act as Dealer Manager, D.F. King & Co., Inc. to act as Information Agent, and D.F. King & Co., Inc. to act as Depositary in connection with the Offer to Purchase. We have agreed to pay the Dealer Manager, the Information Agent and Depositary fees for their services in connection with the Offer to Purchase. We have agreed to reimburse the Dealer Manager for its out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to reimburse the Depositary for certain out-of-pocket expenses. We will also indemnify the Dealer Manager, the Depositary and the Information Agent against certain liabilities, including liabilities under the federal securities laws.

At any given time, the Dealer Manager may trade our Notes or other securities or securities of our affiliates for its own accounts or for the accounts of customers, and accordingly, may hold a long or a short position in the Notes or such other securities.

None of the Dealer Manager, the Information Agent or the Depositary assumes any responsibility for the accuracy or completeness of the information concerning us, Ball Corporation, or our respective affiliates contained in this document or related documents or for any failure by us or Ball Corporation to disclose events that may have occurred and may affect the significance or accuracy of such information.

In connection with the Offer to Purchase, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit tenders and consents by use of the mails, personally or by telephone, telegram or facsimile transmissions. We also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of the Notes and in handling or forwarding tenders of Notes and deliveries of Consents by their customers.

MISCELLANEOUS

The Offer to Purchase is not being made to (nor will tenders of Notes or deliveries of Consents be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Offer to Purchase would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make the Offer to Purchase in any such jurisdiction, and may extend the Offer to Purchase to Holders in such jurisdiction.

No person has been authorized to give any information or make any representation on our behalf which is not contained in this Statement or in the Consent and Letter of Transmittal, and, if given or made, such information or representation should not be relied upon.

Annex A

FORMULAS FOR CALCULATION OF TENDER OFFER CONSIDERATION AND TOTAL CONSIDERATION FOR THE 10 7/8% SENIOR SECURED NOTES DUE JULY 15, 2010

YLD	=	the Tender Offer Yield as expressed as a decimal number.

CPN	=	the contractual rate of interest payable on a Note as a decimal number.

N	=	the number of semiannual interest payments from, but not including, the assumed Early Settlement Date to, and including, the First Call Date.

S	=	the number of days from and including the previous semi-annual Interest payment to, but not including, the assumed Early Settlement Date. The number of days is computed using the 30/360 day count method.

CP	=	the Consent Payment, which is $30 per $1,000 principal amount of Notes.

exp	=	exponential. The term to the left of “exp” is raised to the power indicated by the term to the right of “exp.”

RV	=	the assumed maturity amount, based on the First Call Date, for each Note per $1,000 principal amount of a Note.

TENDER OFFER CONSIDERATION	=	the purchase price of a Note per $1,000 principal amount of a Note. The Tender Offer Consideration is rounded to the nearest cent.

TOTAL CONSIDERATION	=	the Tender Offer Consideration plus the Consent Payment of a Note. The Tender Offer Consideration is rounded to the nearest cent.

TENDER OFFER CONSIDERATION	=	RV (1+YLD/2) exp(N-S/180)	N + S k=1	$1,000(CPN/2) (1+YLD/2)exp(k-S/180)	- $1,000(CPN/2)(S/180)-CP

TOTAL CONSIDERATION	=	RV (1+YLD/2) exp(N-S/180)	N + S k=1	$1,000(CPN/2) (1+YLD/2)exp(k-S/180)	- $1,000(CPN/2)(S/180)

A-1

Annex B

HYPOTHETICAL ILLUSTRATION OF THE CALCULATION OF TENDER OFFER CONSIDERATION AND TOTAL CONSIDERATION FOR A 10 7/8% SENIOR SECURED NOTE DUE JULY 15, 2010

This Annex provides a hypothetical illustration of the applicable Total Consideration (i.e., the Tender Offer Consideration plus the Consent Payment) of the Secured Notes based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the applicable Total Consideration, as determined pursuant to the quoted hypothetical rates and time, and should not be used or relied upon for any other purpose.

First Call Date	=	July 15, 2007

Reference Security	=	3.625% U.S. Treasury Notes due June 30, 2007

Example

Assumed Price Determination Date and Time	=	2:00 p.m., New York City time, on February 14, 2006

Assumed Settlement Date	=	March 15, 2006

Assumed Reference Security Yield as of Assumed Price Determination Date and Time	=	4.737%

Fixed Spread	=	0.500%

YLD	=	0.05237

CPN	=	10.875%

N	=	3

S	=	60

RV	=	$1,054.38

CP	=	$30

Tender Offer Consideration	=	$1,122.31

Total Consideration	=	$1,092.31

B-1

Annex C

Supplemental Indentures

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of ________, 2006 (the “Supplemental Indenture”), is among (i) United States Can Company, a Delaware corporation and wholly-owned subsidiary of U.S. Can Corporation (the “Company”), having its principal office at 700 East Butterfield Road, Suite 250, Lombard, Illinois 60148, (ii) U.S. Can Corporation, a Delaware corporation (the “Guarantor”), having its principal office at 700 East Butterfield Road, Suite 250, Lombard, Illinois 60148, and (iii) Wells Fargo Bank Minnesota, National Association, as successor trustee to Bank One Trust Company, N. A. (the “Trustee”), under the Indenture dated as of October 4, 2000 (the “Original Indenture”), among the Company, the Guarantor and the Trustee relating to the Company’s 12 3/8% Senior Subordinated Notes due October 1, 2010 (the “Securities”).

RECITALS

WHEREAS, the Company has offered to purchase for cash all of the outstanding Securities (the “Tender Offer”) from the holders of the Securities (the “Holders”);

WHEREAS, the Tender Offer was commenced by the Company pursuant to its Offer to Purchase and Consent Solicitation, dated February 16, 2006 (as the same may be amended and supplemented through the date hereof, the “Statement”);

WHEREAS, in connection with the Tender Offer, the Company solicited consents (“Consents”) (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the Original Indenture as described in the Statement;

WHEREAS, this Supplemental Indenture evidences the Proposed Amendments described in the Statement;

WHEREAS, in accordance with Section 9.02 of the Original Indenture, for the Proposed Amendments other than the Proposed Amendment relating to Section 4.08 of the Original Indenture (the “Majority Proposed Amendments”) to be effective, the Holders of at least a majority of the aggregate principal amount of the outstanding Securities and the Trustee shall have consented to such Majority Proposed Amendments;

WHEREAS, in accordance with Section 9.02 of the Original Indenture, for the Proposed Amendment related to Section 4.08 of the Original Indenture (the “Supermajority Proposed Amendment”) to be effective, the Holders of at least 75% of the aggregate principal amount of the outstanding Securities and the Trustee shall have consented to such Supermajority Proposed Amendment; and

WHEREAS, the Company has done all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with the terms of the Original Indenture and has satisfied all other conditions required under Article 9 of the Original Indenture, including, without limitation, delivery to the Trustee of an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Original Indenture.

NOW, THEREFORE, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1 Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned to them in the Original Indenture.

1.2 Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of the Original Indenture or this Supplemental Indenture.

1.3 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

1.4. Separability Clause. In case any provision in this Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.5 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Original Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

1.6 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties to this Supplemental Indenture and their successors hereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.

1.7 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

1.8 Reference to and Effect on the Original Indenture.

(a) On and after the date of this Supplemental Indenture, each reference in the Original Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Original Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.

(b) Except as specifically amended by this Supplemental Indenture, the Original Indenture and the Securities are hereby ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of the Securities heretofore and hereafter authenticated and delivered under the Original Indenture shall be bound hereby.

1.9 Effectiveness. This Supplemental Indenture shall take effect and be binding upon execution and delivery by the parties to this Supplemental Indenture; provided, however, that:

(a) (i) the provisions of the Original Indenture referred to in Article II below, other than Section 4.08 (“Change of Control”) (such provisions being referred to as the “Majority Amended Provisions”), will remain operative in the form they existed prior to this Supplemental Indenture, and (ii) the deletions and amendments of the Majority Amended Provisions contemplated in Article II below will not become operative, in each case, until the date and time (the “Acceptance Date”) that the Company gives notice to the Trustee and issues a press release that it accepted the Securities for payment and only if the Company has obtained Consents, by such date, from the owners of at least a majority of the aggregate principal amount of the outstanding Securities; and

(b) (i) Section 4.08 of the Original Indenture (the “Supermajority Amended Provision”) will remain operative in the form it existed prior to this Supplemental Indenture, and (ii) the deletion of such Supermajority Amended Provision contemplated in Article II below will not become operative, in each case, until the Acceptance Date, and only if the Company has obtained Consents, by such date, from owners of at least 75% of the aggregate principal amount of the outstanding Securities.

(c) For purposes of the definition of “outstanding” herein and in the Original Indenture, Securities tendered to, but not yet accepted for payment by, the Company shall not be treated as owned by the Company.

(d) Upon the Acceptance Date, the Majority Amended Provisions and the Supermajority Amended Provision, respectively, will automatically be deleted or modified as contemplated in Article II below, if the required Consents for such Provisions have been obtained by the Company as of such date.

(e) In the event that, as of the Acceptance Date, the Company has received the required Consents for the Majority Amended Provisions to become operative, but has not received the required Consents for the Supermajority Amended Provisions to become operative, the Majority Amended Provisions shall become operative notwithstanding that the Supermajority Amended Provision has not become operative.

(f) In the event that the Company terminates the Tender Offer and Consent Solicitation after the Supplemental Indenture has been executed, this Supplemental Indenture will immediately no longer be effective and will be null and void.

(g) Any good faith determination by the Company concerning any conditions of the Tender Offer and Consent Solicitation, or the satisfaction thereof, and any waiver by the Company of any such conditions shall be conclusive and binding upon all Persons.

ARTICLE II

AMENDMENTS TO THE ORIGINAL INDENTURE

2.1 Deletion of Certain Provisions.

(a) Majority Proposed Amendments.

(i) If the required Consents for the Majority Amended Provisions have been received by the Company by the Acceptance Date, then, as of the Acceptance Date, the following sections of the Original Indenture are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]”, and any and all references to such sections, any and all obligations thereunder and any event of default related solely to the following sections are hereby deleted throughout the Original Indenture, and such sections and references shall be of no further force or effect.

• SECTION 4.02	Commission Reports

• SECTION 4.03	Limitation on Indebtedness

• SECTION 4.04	Limitation on Restricted Payments

• SECTION 4.05	Limitation on Dividends and Other Payment Restrictions

Affecting Restricted Subsidiaries

• SECTION 4.06	Limitation on Asset Dispositions

• SECTION 4.07	Limitation on Transactions with Affiliates

• SECTION 4.09	Designation of Restricted and Unrestricted Subsidiaries

• SECTION 4.10	Limitation on Layered Indebtedness

• SECTION 4.11	Compliance Certificate

• SECTION 4.12	Further Instruments and Acts

• SECTION 4.13	Limitation on Liens

• SECTION 4.14	Future Subsidiary Guarantors

• SECTION 5.01	Merger, Consolidation and Sale of Assets

(ii) If the required Consents for the Majority Amended Provisions have been received by the Company by the Acceptance Date, then, as of the Acceptance Date, each of clauses (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) of Section 6.01 and each of clauses (ii), (iii), (vi), (vii) and (viii) of Section 8.02 are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]” and the Company shall be released from any and all of its obligations thereunder.

(b) Supermajority Proposed Amendment.

If the required Consents for the Supermajority Amended Provision have been received by the Company by the Acceptance Date, then, as of the Acceptance Date, Section 4.08 is hereby deleted in its entirety and replaced with the phrase “[Intentionally

Omitted]”, and any and all references to Section 4.08, any and all obligations thereunder and any event of default related solely to the Section 4.08 are hereby deleted throughout the Original Indenture, and such section and references shall be of no further force or effect.

2.2 Other Amendments to the Original Indenture

All definitions in the Original Indenture which are used exclusively in the sections and clauses deleted pursuant to Section 2.1 of this Supplemental Indenture or whose sole use or uses in the Original Indenture were eliminated in the revisions set forth in Sections 2.1 of this Supplemental Indenture are hereby deleted. All cross-references in the Original Indenture to sections and clauses deleted by Section 2.1 of this Supplemental Indenture shall also be deleted in their entirety.

ARTICLE III

AMENDMENT TO THE NOTES

The Securities include certain of the foregoing provisions from the Original Indenture to be deleted or amended pursuant to Sections 2.1 and 2.2 hereof. Upon the Acceptance Date, such provisions from the Securities shall be deemed deleted or amended as applicable.

***

This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

UNITED STATES CAN COMPANY
(Issuer)

By
Name:
Title:

U.S. CAN CORPORATION
(Guarantor)

By
Name:
Title:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
(Trustee)

By
Name:
Title:

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE, dated as of             , 2006 (the “Supplemental Indenture”), is among (i) United States Can Company, a Delaware corporation and wholly-owned subsidiary of U.S. Can Corporation (the “Company”), having its principal office at 700 East Butterfield Road, Suite 250, Lombard, Illinois 60148, (ii) U.S. Can Corporation, a Delaware corporation (the “Guarantor”), having its principal office at 700 East Butterfield Road, Suite 250, Lombard, Illinois 60148, and (iii) Wells Fargo Bank Minnesota, National Association, a national banking association (the “Trustee”), under the Indenture dated as of July 22, 2003 as supplemented and amended by the First Supplemental Indenture dated as of January 6, 2004 (the “Original Indenture”), among the Company, the Guarantor and the Trustee relating to the Company’s 10 7/8% Senior Secured Notes due July 15, 2010 (the “Securities”).

RECITALS

WHEREAS, the Company has offered to purchase for cash all of the outstanding Securities (the “Tender Offer”) from the holders of the Securities (the “Holders”);

WHEREAS, the Tender Offer was commenced by the Company pursuant to its Offer to Purchase and Consent Solicitation, dated February 16, 2006 (as the same may be amended and supplemented through the date hereof, the “Statement”);

WHEREAS, in connection with the Tender Offer, the Company solicited consents (“Consents”) (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the Original Indenture as described in the Statement;

WHEREAS, this Supplemental Indenture evidences the Proposed Amendments described in the Statement;

WHEREAS, in accordance with Section 9.02 of the Original Indenture, for the Proposed Amendments other than the Proposed Amendment relating to Section 4.08 of the Original Indenture (the “Majority Proposed Amendments”) to be effective, the Holders of at least a majority of the aggregate principal amount of the outstanding Securities and the Trustee shall have consented to such Majority Proposed Amendments;

WHEREAS, in accordance with Section 9.02 of the Original Indenture, for the Proposed Amendment related to Section 4.08 of the Original Indenture (the “Supermajority Proposed Amendment”) to be effective, the Holders of at least 75% of the aggregate principal amount of the outstanding Securities and the Trustee shall have consented to such Supermajority Proposed Amendment; and

WHEREAS, the Company has done all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with the terms of the Original Indenture and has satisfied all other conditions required under Article 9 of the Original Indenture, including, without limitation, delivery to the Trustee of an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Original Indenture.

NOW, THEREFORE, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1 Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned to them in the Original Indenture.

1.2 Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of the Original Indenture or this Supplemental Indenture.

1.3 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

1.4 Separability Clause. In case any provision in this Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.5 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Original Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

1.6 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties to this Supplemental Indenture and their successors hereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.

1.7 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

1.8 Reference to and Effect on the Original Indenture.

(a) On and after the date of this Supplemental Indenture, each reference in the Original Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Original Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.

(b) Except as specifically amended by this Supplemental Indenture, the Original Indenture and the Securities are hereby ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of the Securities heretofore and hereafter authenticated and delivered under the Original Indenture shall be bound hereby.

1.9 Effectiveness. This Supplemental Indenture shall take effect and be binding upon execution and delivery by the parties to this Supplemental Indenture; provided, however, that:

(a) (i) the provisions of the Original Indenture referred to in Article II below, other than Section 4.08 (“Change of Control”) (such provisions being referred to as the “Majority Amended Provisions”), will remain operative in the form they existed prior to this Supplemental Indenture, and (ii) the deletions and amendments of the Majority Amended Provisions contemplated in Article II below will not become operative, in each case, until the date and time (the “Acceptance Date”) that the Company gives notice to the Trustee and issues a press release that it accepted the Securities for payment and only if the Company has obtained Consents, by such date, from the owners of at least a majority of the aggregate principal amount of the outstanding Securities; and

(b) (i) Section 4.08 of the Original Indenture (the “Supermajority Amended Provision”) will remain operative in the form it existed prior to this Supplemental Indenture, and (ii) the deletion of such Supermajority Amended Provision contemplated in Article II below will not become operative, in each case, until the Acceptance Date, and only if the Company has obtained Consents, by such date, from owners of at least 75% of the aggregate principal amount of the outstanding Securities.

(c) For purposes of the definition of “outstanding” herein and in the Original Indenture, Securities tendered to, but not yet accepted for payment by, the Company shall not be treated as owned by the Company.

(d) Upon the Acceptance Date, the Majority Amended Provisions and the Supermajority Amended Provision, respectively, will automatically be deleted or modified as contemplated in Article II below, if the required Consents for such Provisions have been obtained by the Company as of such date.

(e) In the event that, as of the Acceptance Date, the Company has received the required Consents for the Majority Amended Provisions to become operative, but has not received the required Consents for the Supermajority Amended Provisions to become operative, the Majority Amended Provisions shall become operative notwithstanding that the Supermajority Amended Provision has not become operative.

(f) In the event that the Company terminates the Tender Offer and Consent Solicitation after the Supplemental Indenture has been executed, this Supplemental Indenture will immediately no longer be effective and will be null and void.

(g) Any good faith determination by the Company concerning any conditions of the Tender Offer and Consent Solicitation, or the satisfaction thereof, and any waiver by the Company of any such conditions shall be conclusive and binding upon all Persons.

ARTICLE II

AMENDMENTS TO THE ORIGINAL INDENTURE

2.1 Deletion of Certain Provisions.

(a) Majority Proposed Amendments.

(i) If the required Consents for the Majority Amended Provisions have been received by the Company by the Acceptance Date, then, as of the Acceptance Date, the following sections of the Original Indenture are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]”, and any and all references to such sections, any and all obligations thereunder and any event of default related solely to the following sections are hereby deleted throughout the Original Indenture, and such sections and references shall be of no further force or effect.

• SECTION 4.02	Commission Reports

• SECTION 4.03	Limitation on Indebtedness

• SECTION 4.04	Limitation on Restricted Payments

• SECTION 4.05	Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

• SECTION 4.06	Limitation on Asset Dispositions

• SECTION 4.07	Limitation on Transactions with Affiliates

• SECTION 4.09	Designation of Restricted and Unrestricted Subsidiaries

• SECTION 4.10	Limitation on Sale/Leaseback Transactions

• SECTION 4.11	Compliance Certificate

• SECTION 4.12	Further Instruments and Acts

• SECTION 4.13	Limitation on Liens

• SECTION 4.14	Future Subsidiary Guarantors

• SECTION 5.01	Merger, Consolidation and Sale of Assets

• SECTION 10.01	Second Priority Security Documents

• SECTION 10.02	Recording and Opinions

• SECTION 10.03	Possession, Use and Release of Collateral

• SECTION 10.04	Certificates of the Company

• SECTION 10.05	Execution of Release by the Trustee

• SECTION 10.06	Authorization of Actions to be Taken by the Trustee Under the Security Documents

• SECTION 10.07	Authorization of Receipt of Funds by the Trustee under the Second Priority Security Documents

• SECTION 10.08	Collateral Agent

• SECTION 10.09	Security Documents

• SECTION 10.10	Authorization of other Intercreditor Agreements

(ii) If the required Consents for the Majority Amended Provisions have been received by the Company by the Acceptance Date, then, as of the Acceptance Date, each of clauses (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) of Section 6.01 and each of clauses (ii), (iii), (vi), (vii) and (viii) of Section 8.02 are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]” and the Company shall be released from any and all of its obligations thereunder.

(b) Supermajority Proposed Amendment.

If the required Consents for the Supermajority Amended Provision have been received by the Company by the Acceptance Date, then, as of the Acceptance Date, Section 4.08 is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted],” and any and all references to Section 4.08, any and all obligations thereunder and any event of default related solely to the Section 4.08 are hereby deleted throughout the Original Indenture, and such section and references shall be of no further force or effect.

2.2 Other Amendments to the Original Indenture

All definitions in the Original Indenture which are used exclusively in the sections and clauses deleted pursuant to Section 2.1 of this Supplemental Indenture or whose sole use or uses in the Original Indenture were eliminated in the revisions set forth in Sections 2.1 of this Supplemental Indenture are hereby deleted. All cross-references in the Original Indenture to sections and clauses deleted by Section 2.1 of this Supplemental Indenture shall also be deleted in their entirety.

2.3 Release of Collateral

The Trustee is hereby authorized and instructed to take all such actions and to execute all such documents as are necessary or desirable, as evidenced by an Officers’ Certificate requesting the same, to implement the release of Collateral resulting from the deletion of all of the Sections in Article 10, such actions to include, without limitation, executing amendments and supplements to, and releases, discharges, and terminations of, the Security Documents.

ARTICLE III

AMENDMENT TO THE NOTES

The Securities include certain of the foregoing provisions from the Original Indenture to be deleted or amended pursuant to Sections 2.1 and 2.2 hereof. Upon the Acceptance Date, such provisions from the Securities shall be deemed deleted or amended as applicable.

***

This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

UNITED STATES CAN COMPANY (Issuer)

By
Name:
Title:

U.S. CAN CORPORATION (Guarantor)

By
Name:
Title:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (Trustee)

By
Name:
Title:

Any questions regarding procedures for tendering Notes and delivering Consents or requests for additional copies of this Statement should be directed to the Information Agent and the Depositary at the telephone numbers and address set forth below.

The Information Agent for the Tender Offer and Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 290-6431

The Depositary for the Tender Offer and Consent Solicitation is:

D.F. King & Co., Inc.

By Mail, By Hand	By Facsimile Transmission:
or By Overnight Courier:
D.F. King & Co., Inc. 48 Wall Street, 22nd floor New York, New York 10005	For Eligible Institutions Only: (212) 809-8839
For Confirmation by Telephone: (212) 493-6940 Attention: Bill Sheldon

Any questions or requests for assistance may be directed to the Dealer Manager at the address and telephone numbers set forth below. A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Tender Offer and Consent Solicitation.

The Dealer Manager for the Tender Offer and Solicitation Agent for the Consent Solicitation is:

LEHMAN BROTHERS

Liability Management Group

745 Seventh Avenue

New York, New York 10019

Collect: (212) 528-7581

Toll Free: (800) 438-3242